Exhibit 2.1

AGREEMENT AND PLAN OF MERGER
AMONG
OSI PHARMACEUTICALS, INC.,
MERGER EP CORPORATION
AND
EYETECH PHARMACEUTICALS, INC.
Dated August 21, 2005

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EXHIBITS

EXHIBIT A -	Form of Voting Agreement
EXHIBIT B -	Certificate of Incorporation of Surviving Corporation
EXHIBIT C -	Exchange Procedures
EXHIBIT D-	Form of Affiliate Agreement
SCHEDULES
Company Disclosure Schedule
Parent Disclosure Schedule

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     AGREEMENT AND PLAN OF MERGER (this “Agreement”), made and entered into August 21, 2005 by and among OSI PHARMACEUTICALS, INC., a Delaware corporation (“Parent”), MERGER EP CORPORATION, a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and EYETECH PHARMACEUTICALS, INC., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to herein each individually as a “Party” and, collectively, as the “Parties.”
     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each declared it to be advisable and in the best interests of each corporation and their respective stockholders that Parent acquire the Company in order to advance each of their long-term business interests; and
     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each approved this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the terms and conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly owned subsidiary of Parent and the stockholders of the Company becoming stockholders of Parent; and
     WHEREAS, as a condition to the willingness of, and an inducement to, Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement certain holders of shares of the Company’s common stock are entering into voting agreements in substantially the form of Exhibit A attached hereto and with such changes therein as are agreeable to Parent (the “Voting Agreements”).
     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows.
1. THE MERGER
     1.1 The Merger. In accordance with the DGCL and the terms and conditions of this Agreement, the Merger Sub shall be merged with and into the Company. From and after the

Closing, the separate corporate existence of Merger Sub shall cease and the Company, as the surviving corporation in the Merger, shall continue its existence under the laws of the State of Delaware as a wholly owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”
     1.2 Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Section 7, and subject to the satisfaction or waiver, as the case may be, of the conditions set forth in Section 6, the closing of the Merger (the “Closing”) shall take place at a time and on a date to be mutually agreed upon by the Parties (the “Closing Date”), which date shall be no later than the second Business Day (as defined below) after all the conditions set forth in Section 6 (excluding conditions that, by their nature, cannot be satisfied until the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived, unless another time and/or date is agreed to in writing by the Parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, unless another place is agreed to in writing by the Parties. For purposes of this Agreement, “Business Day” shall mean any day other than Saturday, Sunday or a legal holiday on which banks are permitted to be closed in New York, New York.
     1.3 Filing of Certificate of Merger. Subject to the provisions of this Agreement, at the Closing, the Parties shall cause the Merger to become effective by causing the Surviving Corporation to execute and file in accordance with the DGCL a certificate of merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”). The Merger shall become effective upon such filing, or at such later date and time as is agreed to by Parent and the Company and set forth in the Certificate of Merger (the “Effective Time”).
     1.4 Effect of the Merger. Upon the Closing, the Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL.
     1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (a) the Certificate of Incorporation of the Company shall be amended to read in its entirety in the form set forth as Exhibit B hereto, and, as so amended, until amended as provided therein and under the DGCL, it shall be the Certificate of Incorporation of the

Surviving Corporation, and (b) the Bylaws of the Merger Sub immediately prior to the Closing shall become the Bylaws of the Surviving Corporation until amended as provided therein and under the DGCL and the Certificate of Incorporation of the Surviving Corporation.
     1.6 Directors and Officers. Subject to the requirements of Law (as defined in Section 1.7(c)), the directors and officers of Merger Sub immediately prior to the Closing shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.
     1.7 Conversion of Company Common Stock, Etc.
     At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holders of the following securities:
          (a) Each share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time, including any shares of common stock subject to a repurchase right, but excluding Excluded Shares and Dissenting Shares as each are defined below, shall be converted automatically into the right to receive (i) $15.00 per share in cash (the “Per Share Cash Consideration”) and (ii) 0.12275 fully paid and non-assessable shares of common stock of Parent, par $0.01 par value per share (“Parent Common Stock”) (the “Exchange Ratio”), subject to adjustment as set forth in Section 1.11.
          (b) At the Effective Time, all shares of Company Common Stock shall automatically be cancelled and shall cease to exist, and each holder of a certificate which previously represented any such share of Company Common Stock (each, a “Company Certificate” and, collectively, the “Company Certificates”) shall cease to have any rights with respect thereto other than the right to receive cash and the shares of Parent Common Stock such holder is entitled to receive pursuant to this Section 1.7 together with cash in lieu of fractional shares, if any, of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.12 hereof, in each case without interest

(such cash and shares of Parent Common Stock together with any cash in lieu of fractional shares being referred to herein as the “Merger Consideration”) and subject to Section 1.7(c) below.
          (b) Dissenting Shares. Notwithstanding anything to the contrary in this Section 1.7, any shares of the Company Common Stock outstanding immediately prior to the Effective Time and held by a person who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the DGCL (the “Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its rights to appraisal or it is determined that such holder does not have appraisal rights in accordance with the DGCL. If, after the Closing, such holder fails to perfect or withdraws or loses its right to appraisal, or if it is determined that such holder does not have appraisal rights, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent and Merger Sub prompt notice of any demands received by the Company for appraisal of shares, and Parent and Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable federal, state, local or foreign statute, law, regulation, legal requirement or rule, ordinance or code of any Governmental Authority (as such term is defined in Section 2.4(d) of this Agreement) (“Law”). The Company shall not, except with prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under Law.
     1.8 Cancellation of Shares. At the Effective Time, each share of Company Common Stock either owned by the Company as treasury stock or owned by Parent or any direct or indirect wholly owned Subsidiary (as defined in Section 2.2(e)) of Parent or the Company immediately prior to the Effective Time (collectively, “Excluded Shares”), shall be canceled and extinguished without any conversion thereof or payment therefor.
     1.9 Company Stock Options and Stock Purchase Plans.
          (a) At the Effective Time, all unexercised options to purchase shares of Company Common Stock (the “Company Stock Options”) then outstanding under the stock option plans listed in Section 1.9(a) of the Company Disclosure Schedule (together, the

“Company Stock Option Plans”), other than the Company Stock Options issued under the Company’s 2001 Stock Plan (collectively, the “2001 Plan Options”), will be terminated or cancelled, as the case may be, in accordance with the terms of such Company Stock Option Plans and the agreements entered into under such Company Stock Option Plans. Prior to the Effective Time, the Company shall give any notice required by the Company Stock Option Plans (other than the Company’s 2001 Stock Plan), which notice shall have been provided to Parent for its review prior to delivery, to holders of Company Stock Options (other than 2001 Plan Options) of (i) the acceleration in full of the vesting of such Company Stock Options, effective as of a date determined by the Company on or prior to the date of the Effective Time and (ii) the termination or cancellation, as the case may be, upon the Closing of any unexercised Company Stock Options.
          (b) At the Effective Time, each outstanding 2001 Plan Option, whether vested or unvested, shall be assumed by Parent and shall become an option to acquire, on the same terms and conditions as were applicable under the Company’s 2001 Stock Plan immediately prior to the Effective Time, the number of shares of Parent Common Stock determined as follows:
               (i) the number of shares of Parent Common Stock subject to each 2001 Plan Option assumed by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such 2001 Plan Option immediately prior to the Effective Time by the Option Conversion Ratio (as defined below), and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and
               (ii) the per share exercise price for the Parent Common Stock issuable upon exercise of each 2001 Plan Option shall be determined by dividing the per share exercise price of Company Common Stock subject to such 2001 Plan Option, as in effect immediately prior to the Effective Time, by the Option Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent.
          (c) Any restriction on the exercise of any 2001 Plan Option assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such 2001 Plan Option shall otherwise remain unchanged as a result of the assumption of such 2001 Plan Option, in each case except to the extent otherwise provided in any stock option, change in control or in any retention agreement in effect on the date of this Agreement. The “Option Conversion Ratio” shall be equal to 0.491.
          (d) Within five Business Days following the Effective Time, Parent shall deliver to the participants in the Company’s 2001 Stock Plan an appropriate notice setting forth such participants’ rights pursuant to the 2001 Plan Options, as provided in this Section 1.9.
          (e) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the 2001 Plan Options assumed in accordance with this Section 1.9. Within two (2) Business Days following the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Parent Common Stock subject to such 2001 Plan Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.
          (f) The Company and Parent shall each take all corporate and other action reasonably necessary to cause all dispositions of equity securities of the Company (including Company Stock Options) or acquisitions of equity securities of Parent (including any options to acquire Parent Common Stock that may be granted by Parent) by each individual who (i) is a director or officer of the Company or (ii) at the Effective Time will become a director or officer of Parent, to be exempt under Rule 16b-3 of the Exchange Act.
          (g) At the Effective Time, each outstanding option to purchase Shares under the Company’s 2003 Employee Stock Purchase Plan (the “ESPP”) shall be treated in the manner set forth in Section 5.5.
          (h) At the Effective Time, all shares of Company Common Stock that are subject to a Repurchase Right or a Right of Repurchase (as such terms are defined in each applicable Restricted Stock Purchase Agreement or Stock Option Agreement, as the case may be, between such holder of Company Common Stock and the Company (each, a “Restricted Stock Purchase Agreement”)) shall be automatically converted on the same basis as all other shares of Company Common Stock (other than shares cancelled pursuant to Section 1.8 or which are Dissenting Shares in accordance with Section 1.7), except that the Merger Consideration issued in connection with such conversion shall remain subject to a Repurchase Right in accordance with the terms set forth in the applicable Restricted Stock Purchase Agreement.
     1.10 Capital Stock of Merger Sub.
     Each share of common stock of Merger Sub, $0.01 par value per share (“Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Time shall be converted automatically into one fully paid and non-assessable share of common stock of the Surviving Corporation, $0.01 par value per share. From and after the Effective Time, each stock certificate of Merger Sub which previously represented shares of Merger Sub Common Stock shall evidence ownership of an equal number of shares of common stock of the Surviving Corporation.
     1.11 Adjustments to Exchange Ratio.
     The Exchange Ratio and the Option Conversion Ratio (and, in the case of any of the matters described in this Section 1.11 with respect to Company Common Stock, the Per Share Cash Consideration) shall each be appropriately adjusted, at any time and from time to time, to fully reflect the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock, as the case may be), reorganization, recapitalization or other like change with respect to Parent Common Stock or, if permitted by the terms of Section 4.1, Company Common Stock, as the case may be, occurring (or for which a record date occurs) during the Interim Period (as defined in Section 4.1).
     1.12 No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender of Company Certificates for exchange, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Certificates delivered by such holder) shall receive from Parent, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Closing Average. For purposes of this Agreement, the “Closing Average” shall be the volume weighted average sale price per share of Parent Common Stock (rounded up to the nearest cent) on the Nasdaq National Market (“NNM”) for the ten (10) consecutive trading days ending on the second-to-last trading day immediately prior to the Closing Date.
     1.13 Exchange of Certificates. The procedures for exchanging outstanding shares of Company Common Stock for the Merger Consideration pursuant to the Merger are set forth in Exhibit C attached hereto, which is incorporated by reference herein as if set forth in full.
     1.14 No Liability. To the extent permitted by applicable Law, none of the Exchange Agent (as defined in Exhibit C), Parent, Merger Sub or the Surviving Corporation shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or any amount of cash properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration that remains unclaimed by the holders of Company Common Stock as of the date which is immediately prior to the date that such amounts would otherwise escheat to or become the property of any government entity, shall, to the extent permitted by Law, become the property of Parent free and clear of any claims or interest of any person entitled thereto, or their successors, assigns or personal representatives.
     1.15 Taking of Necessary Action; Further Action. If, at any time and from time to time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Surviving Corporation full right, title and possession of all properties, assets, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation shall be and are fully authorized, in the name of and on behalf of any of the Company, Merger Sub or the Surviving Corporation, to take, or cause to be taken, all such lawful and necessary action as is not inconsistent with this Agreement.
2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Except as set forth in (I) the disclosure schedule provided by the Company to Parent on the date hereof (the “Company Disclosure Schedule”) or (II) the Company SEC Reports, the Company represents and warrants to Parent that the statements contained in this Section 2 are true and correct. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 2, and the disclosure in any paragraph shall qualify (A) the corresponding paragraph of this Section 2, and (B) the other paragraphs of this Section 2 to the extent that it is apparent from a reading of the Company Disclosure Schedule, without reference to anything other than the Company Disclosure Schedule, it also qualifies or applies to such other paragraphs. As used in this Agreement, a “Company Material Adverse Effect” means any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole, or on the Company’s ability to consummate the transactions contemplated in this Agreement, provided that none of the following shall constitute or shall be considered in determining whether there has occurred a Company Material Adverse Effect:
          (a) general economic conditions worldwide, in the United States, or in any nation or region in which the Company or any of its Subsidiaries has a substantial presence or operations, except to the extent disproportionately affecting the Company and its Subsidiaries relative to other industry participants;
          (b) any acts of terrorism not directed at the Company or any outbreak of war;
          (c) the public announcement by the Parties of this Agreement, the pendency of the Merger or the other transactions contemplated hereby, or any action taken which is required by this Agreement or specifically requested by Parent or consented to by Parent, in each case including losses of employees or any stockholder litigation arising from or relating to the Merger;
          (d) factors generally affecting the industries or markets in which the Company and its Subsidiaries operate, except to the extent disproportionately affecting the Company and its Subsidiaries relative to other industry participants;
          (e) changes in Law not specifically directed at the Company or its Subsidiaries or generally accepted accounting principles or the interpretation thereof not specifically directed at the Company or its Subsidiaries;

          (f) any failure by the Company to meet any Company or published securities analyst estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing; provided, however, that this clause shall not exclude any underlying change, event, circumstance, development or effect that may have resulted in or contributed to the Company’s failure to meet such published securities analyst estimates of revenues or earnings for any such period; and
          (g) a decline in the trading price or change in trading volume of the Company Common Stock, provided that this clause will not exclude any underlying change, event, circumstance, development or effect that may have resulted in, or contributed to, a decline in trading price or change in trading volume.
     2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. The Company is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate good standing, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Complete and correct copies of the Company’s Certificate of Incorporation and Bylaws, each as in effect on the date of this Agreement, are on file as exhibits to the Company SEC Reports.
     2.2 Subsidiaries.
          (a) Except as set forth in Section 2.2(a) of the Company Disclosure Schedule, Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 sets forth a complete and correct list of each Subsidiary of the Company as of the date of this Agreement.
          (a) Each Subsidiary of the Company is a corporation duly organized, validly existing and in corporate good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation, and is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate good standing (to the extent such concepts are applicable), under the laws of each jurisdiction where the character of the properties and other assets owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
          (b) All of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company are: (i) duly authorized, validly issued, fully paid, non-assessable (to the extent such concepts are applicable); (ii) owned, directly or indirectly, by the Company (other than directors’ qualifying shares in the case of foreign Subsidiaries) free and clear of all liens, claims, security interests, pledges and similar encumbrances (collectively, “Liens”); and (iii) free of any restriction which prevents the payment of dividends to the Company or any other Subsidiary of the Company, or which otherwise restricts the right to vote, sell or otherwise dispose of such capital stock or other ownership interest, other than restrictions under the Securities Act of 1933, as amended (the “Securities Act”) and state securities Law.
          (c) None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the U.S. Securities and Exchange Commission (the “SEC”).
          (d) For purposes of this Agreement, the term “Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party (or any other Subsidiary of such party) is a general partner (excluding partnerships, the general partnership interests in which held by such party or Subsidiary of such party do not have a majority of the voting interest of such partnership) or (ii) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.
     2.3 Capital Structure.
          (a) The authorized capital stock of the Company as of the date of this Agreement consists of (i) 125,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share (“Company Preferred Stock”), of which 600,000 shares have been designated Series A Preferred Stock (“Series A Preferred”).
          (b) As of the close of business on the last Business Day prior to the date hereof: (i) 45,004,530 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Preferred Stock were issued or outstanding; (iii) 439,029 shares of Company Common Stock were held in the treasury of the Company; (iv) 4,718,919 shares of Company Common Stock were duly reserved for future issuance upon the exercise of Company Stock Options granted on or prior to the date hereof pursuant to the Company Option Plans and 1,725,197 shares of Company Common Stock were duly reserved for future issuance upon the exercise of Company Stock Options available for grant after the date hereof pursuant to the Company Option Plans; (v) 409,338 shares of Company Common Stock were duly reserved for future issuance pursuant to the ESPP; and (vi) 45,004,530 Rights (as defined in the Rights Agreement) to purchase shares of Series A Preferred, subject to the Rights Agreement, were issued and outstanding. Except as described above, as of the close of business on the day prior to the date hereof, there were no shares of voting or non-voting capital stock, equity interests or other securities of the Company authorized, issued, reserved for issuance or otherwise outstanding.
          (c) All outstanding shares of Company Common Stock are, and all shares which may be issued pursuant to the Company Stock Plans and the Company Stock Options will be, when issued against payment therefor in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any preemptive, subscription or any kind of similar rights.
          (d) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as described in subsection (b) above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company is a party or bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any agreement to issue, deliver or sell any such capital stock or securities. Neither the Company nor any Subsidiary of the Company is subject to any obligation or requirement to provide material funds for or to make any material investment (in the form of a loan or capital contribution) in any Person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).
          (e) The Company has previously made available to Parent a complete and correct list of the holders of all Company Stock Options outstanding as of the date specified therein, including: (i) the date of grant; (ii) the exercise price; (iii) the vesting schedule and expiration date; and (iv) any terms regarding the acceleration of vesting (other than those set forth in the Company Stock Plans).
          (f) All of the issued and outstanding shares of Company Common Stock were issued in compliance in all material respects with all applicable federal and state securities Law.
          (g) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interests of the Company, other than rights of repurchase of Company Common Stock pursuant to Restricted Stock Purchase Agreements between the Company and the holder of such shares of Company Common Stock. Except as described in this Section 2.3, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights pursuant to which any Person is or may be entitled to receive any payment or other value based on the stock price performance of the Company or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company or any of its Subsidiaries.
          (h) Other than the Voting Agreements or as set forth on Section 2.3(h) of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements, commitments or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the stockholders of the Company who are officers or directors, or Affiliates of officers or directors, of the Company, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of the Company or any of its Subsidiaries.
     2.4 Authority; No Conflict; Required Filings.
          (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in accordance with the DGCL and the Company’s Certificate of Incorporation (the “Requisite Stockholder Approval”), and assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 3.17, to perform its obligations hereunder and consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and, subject to obtaining the Required Stockholder Approval, and assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 3.17, the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company.
          (b) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to: (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; and (ii) general equitable principles (whether considered in a proceeding in equity or at law) (collectively, the “Bankruptcy and Equitable Exceptions”).
          (c) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, or result in the creation of any Liens in or upon any of the properties or other assets of the Company or any of its Subsidiaries under any provision of: (i) the Certificate of

Incorporation or Bylaws of the Company or other equivalent organizational documents of any of its Subsidiaries; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) permit, license, franchise, statute, law, ordinance or regulation or (B) judgment, decree or order, in each case applicable to the Company or any of its Subsidiaries, or by which any of their respective properties or assets is bound; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of their respective properties is bound, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences, if any, that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or impair in any material respect the ability of the Parties to consummate the Merger.
          (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any government, governmental, statutory, regulatory or administrative authority, agency, body or commission or any court, tribunal or judicial body, whether federal, state, local or foreign (each, a “Governmental Authority”) is required by the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby except for: (i) compliance with any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any other Law; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business; (iii) filings under and compliance with any applicable requirements under the Securities Act; (iv) filings under and compliance with any applicable requirements under the Exchange Act; (v) compliance with any applicable state securities, takeover or so-call “Blue Sky” Laws; (vi) any notices required under the U.S. Federal Food, Drug, and Cosmetic Act, as amended (the “FDA Act”); and (vii) such consents, approvals, orders or authorizations, or registrations, declarations or filings, which, if not obtained or made, would not reasonably be expected to have a Company Material Adverse Effect.

     2.5 Board Approval; Section 203; Required Vote.
          (a) The Board of Directors of the Company has, at a meeting duly called and held, by a unanimous vote of all directors: (i) approved and declared advisable this Agreement; (ii) determined that the Merger is advisable, fair to and in the best interests of the Company and its stockholders; (iii) resolved to recommend to the stockholders of the Company (the “Board Recommendation”) the adoption of this Agreement; and (iv) directed that this Agreement be submitted to the stockholders of the Company for their adoption.
          (b) The Board of Directors of the Company has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined therein) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or other transactions contemplated by this Agreement.
          (c) Assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 3.17, the Requisite Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement.
     2.6 SEC Filings; Sarbanes-Oxley Act.
          (a) Since January 29, 2004, the Company has timely filed all forms, reports and documents required to be filed by the Company with the SEC, including all exhibits required to be filed therewith (including any forms, reports and documents filed after the date hereof, as filed, the “Company SEC Reports”). The Company SEC Reports: (i) at the time filed complied (or will comply when filed, as the case may be) as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be; and (ii) did not at the time they were filed (or, if later filed, amended or superseded, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.
          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (collectively, the “Company Financial Statements”), at the time filed and amended, (i) complied or will comply, as the case may be, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto; (ii) was or will be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as may otherwise be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-Q promulgated by the SEC; and (iii) fairly presented or will fairly present, as the case may be, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the consolidated results of operations and cash flows for the periods therein indicated, except, in the case of the unaudited interim financial statements for the absence of footnotes and normal year-end adjustments.
          (c) The management of the Company has established and maintains disclosure controls and procedures (as defined in 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has complied with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (“SOX”) or under the Exchange Act, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect. Each Company SEC Report that was required to be accompanied by a certification required to be filed or submitted by the Company’s principal executive officer or the Company’s principal financial officer was accompanied by such certification and at the time of filing such certification was, to the knowledge of the Company, true and accurate.
     2.7 Absence of Undisclosed Liabilities. The Company and its Subsidiaries do not have any material liabilities or obligations, whether fixed, contingent, accrued or otherwise, liquidated or unliquidated and whether due or to become due, in each case of a nature required by GAAP to be reflected on a consolidated balance sheet of the Company, other than: (i) liabilities reflected or reserved against on the balance sheet contained in the Company’s Form 10-Q (the “Most Recent Balance Sheet”) filed with the SEC on August 15, 2005; (ii) liabilities or obligations incurred since June 30, 2005 (the “Most Recent Balance Sheet Date”) in the ordinary course of business consistent in all material respects with past practice; and (iii) liabilities or obligations that would not reasonably be expected to have a Company Material Adverse Effect.
     2.8 Absence of Certain Changes or Events. Since the Most Recent Balance Sheet Date, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent in all material respects with past practice, and there has not been: (i) any action, event or occurrence which would reasonably be expected to have a Company Material Adverse Effect; or (ii) any other action, event or occurrence that would have required the consent of Parent pursuant to Section 4.1 (other than clauses (k), (o) and (p)) had such action, event or occurrence taken place after the execution and delivery of this Agreement.
     2.9 Agreements, Contracts and Commitments.
          (a) The Company has made available to Parent a complete and correct copy of all contracts and agreements to which the Company is a party as of the date of this Agreement that are material to the business, assets (tangible or otherwise), financial condition, results of operations of the Company and its Subsidiaries, taken as a whole, including without limitation (i) any agreement, contract or commitment in connection with which or pursuant to which the Company and its Subsidiaries will spend or receive (or are reasonably expected to spend or receive), in the aggregate, more than $500,000 during the current fiscal year or during the next fiscal year; (ii) any non-competition or other agreement that prohibits or otherwise restricts, in any material respect, the Company or any of its Subsidiaries from freely engaging in business anywhere in the world; (iii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries, and (iv) any employment or consulting agreement with any executive officer or other employee of the Company or member of the Company Board earning an annual base salary in excess of $100,000, other than those that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days’ notice without material liability or financial obligation to the Company or any of its Subsidiaries (collectively, the “Company Material Contracts”).
          (b) Each Company Material Contract is valid, binding and enforceable against the Company and its Subsidiaries in accordance with its terms subject to the Bankruptcy and Equitable Exceptions. Neither the Company nor any of its Subsidiaries is in breach, or has received in writing any claim that it is in breach, of any of the terms or conditions of any Company Material Contract in such a manner as would permit any other party thereto to cancel or terminate the same or to collect material damages from the Company or any of its Subsidiaries, except for breaches that would not reasonably be expected to have a Company Material Adverse Effect.
          (c) Except as would not reasonably be expected to have a Company Material Adverse Effect (i) each Company Material Contract that has not expired or otherwise been terminated in accordance with its terms is in full force and effect; and (ii) to the knowledge of the Company, no other party to such contract is in default.
     2.10 Compliance with Laws; Regulatory Matters.
          (a) Each of the Company and its Subsidiaries is in compliance with all Law, including Law enforced by the United States Food and Drug Administration (“FDA”) and comparable foreign regulatory or governmental entities, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect.
          (b) The Company (i) is not and has not been debarred from participation in any program related to pharmaceutical products pursuant to 21 U.S.C. Section 335a (a) or (b) (“Debarred”), (ii) does not employ or use the services of any person or entity that is Debarred and (iii) to the knowledge of the Company, has not employed or used the services of any person or entity that is or, during the time when such person or entity was employed by or providing services to the Company, was Debarred, except in the case of this clause (iii) as would not reasonably be expected to have a Company Material Adverse Effect.
          (c) Each of the products and product candidates of the Company and its Subsidiaries is being, and at all times has been, developed, tested, manufactured and stored, as applicable, in compliance with the FDA Act and applicable regulations issued and guidances by the FDA, including those requirements relating to good manufacturing practice, good laboratory practice and good clinical practice, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect.

          (d) The Company has made available to Parent each annual report filed by any of the Company and its Subsidiaries with the FDA and any similar state or foreign regulatory or governmental entity with respect to any products and product candidates of the Company or its Subsidiaries.
          (e) The Company has made available to Parent as of the date hereof (A) complete and correct copies of each New Drug Application (“NDA”) and each Investigational New Drug application (“IND”), and each similar state or foreign regulatory filing made on behalf of any of the Company and its Subsidiaries, including all supplements and amendments thereto, (B) all correspondence, other than immaterial correspondence, sent to and received from the FDA and similar state and foreign Governmental Authorities that concerns or would reasonably be expected to impact a product or product candidate of the Company or its Subsidiaries, and (C) all existing written records relating to all material discussions and all meetings between the Company or its Subsidiaries and the FDA or similar foreign regulatory or governmental entities.
          (f) The clinical trials (including any post-marketing studies), animal studies and other preclinical tests conducted by the Company or its Subsidiaries were, and if still pending, are, being conducted in all material respects in accordance with all experimental protocols, informed consents, procedures and controls of the Company and its subsidiaries and applicable FDA requirements including, but not limited to, good clinical practice and good laboratory practice regulations. Neither the Company nor its Subsidiaries has received any written notice from the FDA or any other regulatory or governmental entity requiring the termination or suspension or material modification of any animal study, preclinical study or clinical trial conducted by or on behalf of the Company or any Subsidiary which termination, suspension or modification would reasonably be expected to have a Company Material Adverse Effect.
          (g) None of the Company and its Subsidiaries is subject to any pending or, to the knowledge of the Company, threatened investigation by (A) the FDA, (B) Department of Health and Human Services Office of Inspector General or Department of Justice pursuant to the Federal Healthcare Program Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b) (known as the “Anti-Kickback Statute”) or the Federal False Claims Act (31 U.S.C. Section 3729), or (C) any equivalent statute of similar foreign regulatory or governmental entities.
          (h) Neither the Company nor its Subsidiaries has submitted any claim to any payment program in connection with any referrals that violated any applicable self-referral Law, including the Federal Ethics in Patient Referrals Act, 42 U.S.C. § 1395nn (known as the “Stark Law”), or any applicable state self-referral Law.
          (i) To the knowledge of the Company, the Company and its Subsidiaries have not failed to comply with any disclosure requirements of any applicable self-referral Law, including the Stark Law and any applicable state self-referral Law.
          (j) Neither the Company nor its Subsidiaries has knowingly or willfully solicited, received, paid or offered to pay any remuneration, directly or indirectly, overtly or covertly, in cash or kind for the purpose of making or receiving any referral which violated any applicable anti-kickback or similar Law, including the Anti-Kickback Statute, or any applicable state anti-kickback Law.
          (k) Section 2.10(k) of the Company Disclosure Schedule lists, as of the date of this Agreement, all written claims or statements (including all correspondence, other than immaterial correspondence, with Governmental Authorities, intermediaries or carriers) concerning or relating to any federal or state government funded health care program that involves, relates to or alleges (i) any material violation of any applicable rule, regulation, policy or requirement of any such program with respect to any activity, practice or policy of the Company or its Subsidiaries; or (ii) any violation of any applicable rule, regulation, policy or requirement of any such program with respect to any claim for payment or reimbursement made by the Company or its Subsidiaries or any payment or reimbursement paid to the Company or its Subsidiaries. Except as set forth on Section 2.10(k) of the Company Disclosure Schedule, there are no such violations nor, to the knowledge of the Company, are there any grounds to reasonably anticipate the commencement of any investigation or inquiry, or the assertion of any claim or demand by, any government agency, intermediary or carrier with respect to any of the activities, practices, policies or claims of the Company or its Subsidiaries, or any payments or reimbursements claimed by the Company or its Subsidiaries, in each case concerning or relating to any federal or state government funded health care program. Neither the Company nor its Subsidiaries is, as of the date hereof, subject to any outstanding audit by any such government agency, intermediary or carrier and, to the knowledge of the Company, there are no grounds to anticipate any such audit, except such audits in the ordinary course of review, in the foreseeable future.
          (l) To the knowledge of the Company, neither the Company nor its Subsidiaries has submitted any claim for payment to any Payment Program in violation of any Laws relating to false claim or fraud, including without limitation the Federal False Claim Act, 31 U.S.C. § 3729, or any applicable state false claim or fraud Law.
          (m) The Company and its Subsidiaries have not failed to comply with any applicable security and privacy standards regarding protected health information under the Health Insurance Portability and Accountability Act of 1996, including the regulations promulgated thereunder (collectively “HIPAA”), or any applicable state privacy Laws, except for any such failures to comply that would not reasonably be expected to have a Company Material Adverse Effect.
          (n) Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any of their respective officers, directors or employees, acting in their capacities as such, is or has been involved in any activities which are, or are alleged in writing by any qui tam relator or Governmental Authority to be, prohibited under the federal Medicare and Medicaid statutes, which are specifically defined as 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1395nn, 18 U.S.C. §1347, § 287, §1001, and § 1035, or the federal CHAMPUS/TRICARE statute, or the regulations promulgated pursuant to such federal statutes.
     2.11 Material Permits. Each of the Company and its Subsidiaries holds all federal, state, local and foreign governmental licenses, permits, franchises and authorizations necessary for conduct of its business as presently conducted and the ownership and operation of its properties and other assets, including those that are required under all Environmental Laws (as defined in Section 2.20(h)), in each case (whether under Environmental Laws or otherwise) the absence of which would, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect (such licenses, permits, franchises and authorizations, the

“Material Permits”). Each of the Company and its Subsidiaries has submitted to the FDA and all similar applicable state and local regulatory bodies for and received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the business of the Company and its Subsidiaries as currently conducted, the absence of which would, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with all such Material Permits, except for any failures to be in compliance that would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, any third party which is a manufacturer or contractor for the Company or its Subsidiaries is in compliance in all material respects with all FDA registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations insofar as the same pertain to the manufacture of product components or products for the Company.
     2.12 Litigation and Product Liability. Except as set forth in Section 2.12 of the Company Disclosure Schedule, there is no suit, action, arbitration, claim, governmental or other proceeding before any Governmental Authority pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which would reasonably be expected to have a Company Material Adverse Effect. No material product liability claims have been asserted in writing or, to the knowledge of the Company, threatened in writing against the Company in respect of any product or product candidate tested, researched, developed, manufactured, marketed, distributed, or sold by, on behalf of, or in cooperation with the Company.
     2.13 Restrictions on Business Activities. There is no judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has the effect of prohibiting or materially impairing (a) any current or future business practice of the Company or any of its Subsidiaries or (b) any acquisition of any Person or property by the Company or any of its Subsidiaries, except in each of clauses (a) and (b) for any such prohibitions or impairments that would not reasonably be expected to have a Company Material Adverse Effect.
     2.14 Employee Benefit Matters.

          (a) Section 2.14(a) of the Company Disclosure Schedule lists, as of the date hereof, all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all material bonus, stock or other security option, stock or other security purchase, stock or other security appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and all material insurance and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, more than one present or former employee or director of the Company (together, the “Company Employee Plans”). The Company has made available to Parent correct and complete copies of (where applicable) (i) all plan documents, summary plan descriptions, summaries of material modifications, amendments, and resolutions related to such plans; (ii) the most recent determination letters received from the Internal Revenue Service (“IRS”); (iii) the three most recent Form 5500 Annual Reports and summary annual reports; (iv) the most recent audited financial statement and actuarial valuation; and (v) all related agreements, insurance contracts and other agreements which implement each such Company Employee Plan.
          (b) (i) There has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”), with respect to any Company Employee Plan that would reasonably be expected to result in a material liability to the Company; (ii) there are no claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against any Company Employee Plan or against the assets of any Company Employee Plan, or, to the knowledge of the Company, that could result in material liability to the Company or a corporation, company, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (an “ERISA Affiliate”), nor are there any current or, to the knowledge of the Company, threatened Liens on the assets of any Company Employee Plan; (iii) all Company Employee Plans conform to, and in their operation and administration are in all material respects in compliance with the terms thereof and requirements prescribed by any and all Laws (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including without limitation all applicable requirements for notification, reporting and disclosure to participants or the Department of Labor, IRS or Secretary of the Treasury); (iv) the Company and ERISA Affiliates have performed all material obligations required to be performed by them under, are not in default under or violation of, and the Company has no knowledge of any default or violation by any other party with respect to, any of the Company Employee Plans; (v) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each corresponding trust exempt under Section 501 of the Code has received or is the subject of a favorable determination or opinion letter from the IRS, and nothing has occurred which would reasonably be expected to cause the loss of such qualification or exemption; (vi) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code or otherwise, the terms of the Company Employee Plan or any collective bargaining agreement, have been made and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years to the extent required by GAAP; (vii) the transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary; (viii) each Company Employee Plan, if any, which is maintained outside of the United States has been operated in all material respects in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Employee Plan is present or operates and, to the extent relevant, the United States; and (ix) neither the Company nor any ERISA Affiliate has ever made a complete or partial withdrawal from a Multiemployer Plan (as such term is defined in Section 3(37) of ERISA) resulting in “withdrawal liability” (as such term is defined in Section 4201 of ERISA), without regard to any subsequent waiver or reduction under Section 4207 or 4208 of ERISA.
          (c) No Company Employee Plan is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, and neither the Company nor any ERISA Affiliate has ever partially or fully withdrawn from any such plan. No Company Employee Plan is a Multiemployer Plan or “single-employer plan under multiple controlled groups” as described in Section 4063 of ERISA, and neither the Company nor any ERISA Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan or Multiple Employer Plan (within the meaning of Section 3(40) of ERISA or Section 413 of the Code) or “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA.
          (d) Each Company Employee Plan that is a “group health plan” (within the meaning of Section 5000(b)(1) of the Code) has been operated in compliance in all material respects with all Law applicable to such plan, its terms, and with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA Coverage”), Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. No Company Employee Plan or written or oral agreement exists which obligates the Company or any ERISA Affiliate to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any employee, former employee or director of the Company or any ERISA Affiliate following such employee’s, former employee’s or director’s termination of employment with the Company or any ERISA Affiliate, including, but not limited to, retiree medical, health or life benefits, other than COBRA Coverage or other similar applicable Law.
          (e) Except as set forth on Section 2.14(e)(i) of the Company Disclosure Schedule, no Company Employee Plan, excluding any short-term disability, non-qualified deferred compensation or health flexible spending account plan or program, is self-funded, self-insured or funded through the general assets of the Company or an ERISA Affiliate. Except as set forth on Section 2.14(e)(ii) of the Company Disclosure Schedule, no Company Employee Plan which is an employee welfare benefit plan under Section 3(1) of ERISA is funded by a trust or is subject to Section 419 or 419A of the Code.
          (f) The Company has made available to Parent (i) any contracts or arrangements pursuant to which the transactions contemplated by this Agreement will entitle any individual to severance or separation pay and (ii) any Company Employee Plans or other benefit arrangements pursuant to which any payment made or contemplated thereunder constitutes, in connection with the Merger, an “excess parachute payment” within the meaning of Section 280G of the Code.

          (g) With respect to each Company Employee Plan, (A) there are no material restrictions on the ability of the sponsor of each Company Employee Plan to amend or terminate any Company Employee Plan, the Company has expressly reserved in itself the right to amend, modify or terminate any such Company Employee Plan, or any portion of it, and has made no material written representations which would conflict with or contradict such reservation or right; and (B) the Company has satisfied any and all bond coverage requirements of ERISA.
          (h) Neither the Company nor any of its ERISA Affiliates or Subsidiaries is a party to any union or collective bargaining agreement.
     2.15 Labor and Employment Matters.
          (a) (i) To the knowledge of the Company, there are no material labor grievances pending or, to the knowledge of the Company, threatened in writing between the Company or its Subsidiaries, on the one hand, and any of their respective employees or former employees, on the other hand; and (ii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, work council agreement, work force agreement or any other labor union contract applicable to persons employed by the Company or its Subsidiaries, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees. The Company has not received written notice of any pending or threatened charge, other than any that are immaterial, of (i) an unfair labor practice as defined in the National Labor Relations Act, as amended; (ii) safety violations under the Occupational Safety and Health Act violations; (iii) wage or hour violations; (iv) discriminatory acts or practices in connection with employment matters; or (v) claims by governmental agencies that the Company has failed to comply with any Law relating to employment or labor matters. To the knowledge of the Company, the Company is not currently and has not been the subject of any threatened or actual “whistleblower” or similar claims by past or current employees or any other persons, except for any such claims that would not reasonably be expected to have a Company Material Adverse Effect.
          (b) The Company is currently in compliance with all Law relating to employment, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority all amounts required to be withheld from Company employees and is not liable for any arrears of wages, taxes, penalties or other sums for failing to comply with any of the foregoing, except in each case in this Section 2.l5(b) as would not reasonably be expected to have a Company Material Adverse Effect.
          (c) (i) Except as otherwise set forth in Section 2.15(c) of the Company Disclosure Schedule, all contracts of employment to which the Company or, to the knowledge of the Company, any of its Subsidiaries is a party are terminable by the Company or its Subsidiaries on three months’ or less notice without penalty; and (ii) there are no legally binding established practices, plans or policies of the Company or, to the knowledge of the Company, any of its Subsidiaries, requiring the payment of any material amounts or the provision of any material benefits as a result of the termination of employment of any of its employees (whether voluntary or involuntary).
     2.16 Registration Statement; Proxy Statement/Prospectus.
          (a) The information to be supplied by the Company for inclusion (or incorporation by reference, as the case may be) in the registration statement on Form S-4 (or such successor form as shall then be appropriate) pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered by Parent under the Securities Act (including any amendments or supplements thereto, the “Registration Statement”) shall not, at the time the Registration Statement is declared effective by the SEC and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
          (b) The information to be supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the special meeting of stockholders of the Company (the “Special Meeting”) to consider and vote on a proposal to adopt this Agreement (such proxy statement/prospectus, as the same may be amended or supplemented, the “Proxy Statement”) shall not on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier written communication constituting a solicitation of proxies by the Company for the Special Meeting which has in the interim become false or misleading in any material respect.
     2.17 Properties and Assets.
          (a) Other than properties and assets disposed of by the Company and its Subsidiaries in the ordinary course of business since the Most Recent Balance Sheet Date, the Company and its Subsidiaries have good and valid title to all of their respective material properties, interests in properties and assets, real and personal, reflected on the Most Recent Balance Sheet or acquired since the Most Recent Balance Sheet Date, or, in the case of material leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clean of all Liens, except in each case in this Section 2.17(a) as would not reasonably be expected to have a Company Material Adverse Effect.
          (b) Section 2.17(b) of the Company Disclosure Schedule sets forth a complete and correct list of each parcel of real property ever owned or leased by the Company or any of its Subsidiaries as of the date of this Agreement and material to the conduct of the business of the Company and its Subsidiaries, taken as a whole (the material leases pursuant to which the Company or any of its Subsidiaries is a tenant of any such real property being hereinafter referred to as the “Leases”). As of the date of this Agreement, except as would not reasonably be expected to have a Company Material Adverse Effect (i) the Leases are in full force and effect in accordance with their terms; (ii) the Company is not in default of any of its obligations under the Leases; and (iii) to the knowledge of the Company, the landlords under the Leases are not in default of the landlords’ obligations under the Leases.
          (c) Except as would not reasonably be expected to have a Company Material Adverse Effect, the facilities, property and equipment owned, leased or otherwise used by the Company or any of its Subsidiaries are in a good state of maintenance and repair, free from material defects and in good operating condition (subject to normal war and tear), and suitable for the purposes for which they are presently used.

     2.18 Insurance.
          (a) Section 2.18(a) of the Company Disclosure Schedule sets forth a list, as of the date of this Agreement, of each insurance policy that is material to the Company and its Subsidiaries, taken as a whole (the “Insurance Policies”), and all material claims made under such Insurance Policies since January 1, 2002. All premiums due and payable under the Insurance Policies have been paid on a timely basis and the Company and its Subsidiaries are in compliance in all material respects with all other material terms thereof. Complete and correct copies of the Insurance Policies have been made available to Parent.
          (b) The Insurance Policies are in full force and effect and there are no material claims pending as of the date of this Agreement as to which coverage has been denied by the Company’s respective insurer. Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2002, all material claims thereunder have been filed in a due and timely fashion.
     2.19 Taxes.
          (a) For purposes of this Agreement, a “Tax” means any and all federal, state, local and foreign taxes, and any assessments and other governmental charges, duties, impositions and liabilities in the nature of a tax, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for Taxes of a predecessor entity.
          (b) Each of the Company and its Subsidiaries has timely filed all material federal, state, local and foreign returns, estimates, information statements and reports required to be filed by it (collectively, “Returns”) relating to any and all Taxes concerning or attributable to the Company or any of its Subsidiaries or to their operations, and all such Returns are complete and correct in all material respects.

          (c) Each of the Company and its Subsidiaries (i) has paid all Taxes it is obligated to pay as reflected on the Returns or otherwise to the extent such payment was legally due; and (ii) has withheld all federal, state, local and foreign Taxes required to be withheld with respect to its employees or otherwise, except for any failure to withhold that would not reasonably be expected to have a Company Material Adverse Effect.
          (d) There is no material Tax deficiency proposed in writing or assessed against the Company or any of its Subsidiaries that is not accurately reflected as a liability on the Most Recent Balance Sheet, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax which waiver or extension is currently in effect.
          (e) Neither the Company nor any of its Subsidiaries has any material liability for unpaid Taxes that has not been properly accrued for under GAAP and reserved for on the Most Recent Balance Sheet, whether asserted or unasserted, contingent or otherwise or which accrued after the Most Recent Balance Sheet Date in the ordinary course of business.
     2.20 Environmental Matters.
          (a) The Company is in compliance in all material respects with all Environmental Laws (as defined below). The Company possesses Material Permits required under all Environmental Laws and is in compliance with the terms and conditions thereof, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect.
          (b) The Company has not received any written communication, whether from a Governmental Authority or other Person, that alleges that either the Company or any of its Subsidiaries is not in compliance with any Environmental Laws or any Material Permit required under any applicable Environmental Law, or that it is liable under any Environmental Law, or that it is responsible (or potentially responsible) for the remediation of any Materials of Environmental Concern (as defined below) at, on or beneath its facilities or at, on or beneath any land adjacent thereto or any other property.

          (c) To the knowledge of the Company, there are no past or present facts, circumstances or conditions existing at the facilities operated by the Company, including the release of any Materials of Environmental Concern, that would reasonably be expected to give rise to any liability or result in a claim against the Company or any of its Subsidiaries under any Environmental Law.
          (d) Neither the Company nor any of its Subsidiaries has used, generated, manufactured, discharged, assembled, processed, stored, released or disposed of, or transported any Materials of Environmental Concern except in compliance with all Material Permits and Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect.
          (e) Neither the Company nor any of its Subsidiaries is a party to any federal, state, local or private litigation, proceedings, administrative action, or, to the knowledge of the Company, is the subject of any investigation involving a demand for damages or other potential liability under any Environmental Laws, and neither the Company nor any of its Subsidiaries has received or, to the knowledge of the Company, is subject to any order or decree of any Governmental Authority relating to a violation of or liability under Environmental Laws.
          (f) To the knowledge of the Company, no underground storage tanks or surface impoundments exist on any property currently owned or leased by the Company or its Subsidiaries.
          (g) The Company and its Subsidiaries have, with respect to the transactions described in and contemplated by this Agreement, either complied with or established the non-applicability to such transactions of the requirements of the New Jersey Industrial Site Recovery Act, as defined in N.J.S.A. 13:1 K-6, et seq. (“ISRA”), and have delivered to Parent complete and accurate copies of all documents evidencing such compliance with or non-applicability of ISRA.
          (h) For purposes of this Agreement, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, “Environmental Law” shall mean any Law existing and in effect on the date hereof relating to pollution or protection of the environment, including without limitation any statute or regulation pertaining to the: (i) manufacture, processing, use, distribution, management, possession, treatment, storage, disposal, generation, transportation or remediation of Materials of Environmental Concern; (ii) air, water and noise pollution; (iii) the protection and use of surface water, groundwater and soil; (iv) the release or threatened release into the environment of hazardous substances, or solid or hazardous waste, including emissions, discharges, releases, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) the conservation, management, or use of natural resources and wildlife, including all endangered and threatened species; (vi) aboveground or underground storage tanks, vessels and containers; and (vii) abandoned, disposed of or discarded barrels, tanks, vessels, containers and other closed receptacles. “Materials of Environmental Concern” shall mean any substance, material or product defined or regulated as hazardous, toxic or a pollutant under any Environmental Law, and includes without limitation petroleum or petroleum byproducts, medical or infectious waste, radioactive material, asbestos, asbestos-containing material, polychlorinated biphenyls, and hazardous waste.
          (i) The Parties agree that the only representations and warranties of the Company herein as to any Environmental Laws or Materials of Environmental Concern are those contained in this Section 2.20. Without limiting the generality of the foregoing, Parent specifically acknowledges that the representations and warranties contained in Sections 2.10, 2.11 and 2.12 do not relate to Environmental Matters.
     2.21 Intellectual Property.
          (a) Each of the Company and its Subsidiaries owns, is licensed or otherwise possesses the rights to use and license, subject to any existing licenses or other grants of rights to third parties pursuant to agreements previously made available to Parent, all patents (including any registrations, continuations, continuations in part, divisionals, renewals, reexaminations, reissues and applications therefor), copyrights, trademarks, service marks, trade names, Uniform Resource Locators and Internet URLs, designs, slogans, computer programs and other computer software, databases, technology, trade secrets and other confidential information, know-how, processes, formulae, algorithms, models, user interfaces, customer lists, inventions, source codes and object codes, methodologies, architecture, structure, display screens, layouts, development tools, instructions, templates, trade dress, logos and all documentation and media constituting, describing or relating to each of the foregoing, together with all goodwill related to any of the foregoing, in each case as is necessary to conduct their respective businesses as presently conducted, the absence of which would reasonably be expected to have a Company Material Adverse Effect (collectively, the “Company Intellectual Property Rights”).
          (b) Section 2.21(b) of the Company Disclosure Schedule sets forth, with respect to all Company Intellectual Property Rights registered with any Governmental Authority or for which an application has been filed with any Governmental Authority, as of the date of this Agreement, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application. Section 2.21(b) of the Company Disclosure Schedule also identifies each Company Material Contract in effect as of the date of this Agreement containing any ongoing royalty or payment obligations in excess of $250,000 per annum with respect to Company Intellectual Property Rights that are licensed or otherwise made available to the Company and its Subsidiaries.
          (c) Except as would not reasonably be expected to have a Company Material Adverse Effect (i) to the knowledge of the Company, all Company Intellectual Property Rights that have been registered with any Governmental Authority are valid and subsisting and (ii) as of the Closing Date, in connection with such registered Company Intellectual Property Rights, all necessary registration, maintenance and renewal fees will have been paid and all necessary documents and certificates will have been filed with the relevant Governmental Authorities.
          (d) Neither the Company nor any of its Subsidiaries is, or will as a result of the consummation of the Merger or other transactions contemplated by this Agreement be, in breach in any material respect of any license, sublicense or other agreement relating to the Company Intellectual Property Rights, or any licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties material to the conduct of the business of the Company and its Subsidiaries (the “Third Party Intellectual Property Rights”), in each case in this Section 2.21(d) other than any such breaches which would not reasonably be expected to have a Company Material Adverse Effect.

          (e) Neither the Company nor any of its Subsidiaries has been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right. Except as set forth in Section 2.21(e)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has as of the date of this Agreement received any written notice of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property. With respect to its marketed products, the Company does not infringe any Third Party Intellectual Property Rights, except for any infringement that would not reasonably be expected to have a Company Material Adverse Effect. With respect to the Company’s product candidate identified in Section 2.21(e)(ii) of the Company Disclosure Schedule, to the knowledge of the Company, after the same are marketed, such marketing would not infringe any third party intellectual property rights other than Third Party Intellectual Property Rights, except for any infringement that would not reasonably be expected to have a Company Material Adverse Effect.
          (f) As of the date hereof, to the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of any Company Intellectual Property Rights. As of the Closing Date, to the knowledge of the Company, no Person will be infringing, misappropriating or making any unlawful or unauthorized use of any Company Intellectual Property Rights, except for any infringement, misappropriation, unlawful or unauthorized use that would not reasonably be expected to have a Company Material Adverse Effect.
     2.22 Brokers. No broker, financial advisor, investment banker or other financial intermediary is entitled to any fee, commission or expense reimbursement in connection with the Merger or other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”).
     2.23 Certain Business Practices. To the knowledge of the Company, neither the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, employee, consultant, service provider, or agent of the Company has, in the course of his or her duties on behalf of the Company: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended; or (d) made any other unlawful payment. To the knowledge of the Company, no Person has submitted to the Company, any Subsidiary or any member of the Board of Directors of either the Company or any Subsidiary any pending written or hotline complaint concerning any material violation of Law, or any pending notice concerning the violation or potential violation of the federal securities Law, with respect to the Company or any Subsidiary, or any officer, director, employee or agent of either the Company or any Subsidiary, or concerning any material violations or potential violations of the Company’s or any Subsidiary’s corporate code of business conduct and ethics, in each case whether such notices or complaints are made pursuant to the provisions of the Sarbanes-Oxley Act of 2002 or otherwise.
     2.24 Government Contracts. Neither the Company nor any of its Subsidiaries has been suspended or debarred from bidding on contracts with any Governmental Authority, and no such suspension or debarment has been initiated or, to the knowledge of the Company, threatened, except for any such suspension or debarment that would not reasonably be expected to have a Company Material Adverse Effect. The consummation of the Merger and other transactions contemplated by this Agreement will not result in any such suspension or debarment of the Company, any of its Subsidiaries or, to the knowledge of the Company, the Parent (assuming that no such suspension or debarment will result solely from the identity of or actions by Parent).
     2.25 Interested Party Transactions. Between April 11, 2005 and the date of this Agreement, no event has occurred that would be required to be reported by the Company as a “Certain Relationship or Related Transaction” pursuant to Item 404 of Regulation S-K.
     2.26 Opinion of Financial Advisor. The Company has received the opinion of its financial advisor, Merrill Lynch, dated as of the date of this Agreement, to the effect that, in its opinion, as of such date the consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to such stockholders. The Company has provided, or will provide, a complete and correct copy of such opinion to Parent.

     2.27 Company Rights Agreement. The Company has amended the Rights Agreement dated as of June 10, 2005, between the Company and American Stock Transfer & Trust Company (the “Rights Agreement”), and taken all other action necessary or appropriate so that (i) the execution and delivery of this Agreement and the Voting Agreements by the parties hereto and thereto, and the consummation by the Company of the Merger and other transactions contemplated by this Agreement, do not and will not cause Parent, Merger Sub, or any of its Affiliates to be within the definition of “Acquiring Person” under the Rights Agreement; and (ii) the rights set forth therein will terminate immediately prior to the Effective Time.
3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
     Except as set forth in (I) the disclosure schedule provided by Parent to the Company on the date hereof (the “Parent Disclosure Schedule”) or (II) the Parent SEC Reports, each of Parent and Merger Sub represents and warrants to the Company that the statements contained in this Section 3 are true and correct. The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosure in any paragraph shall qualify (A) the corresponding paragraph of this Section 3 and (B) the other paragraphs of this Section 3 to the extent that it is apparent from a reading of the Parent Disclosure Schedule, without reference to anything other than the Parent Disclosure Schedule, it also qualifies or applies to such other paragraphs. As used in this Agreement, a “Parent Material Adverse Effect” means any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of Parent and its Subsidiaries, taken as a whole, or on the Parent and Merger Sub’s ability to consummate the transactions contemplated in this Agreement, provided that none of the following shall constitute or shall be considered in determining whether there has occurred a Parent Material Adverse Effect:
          (a) general economic conditions worldwide, in the United States, or in any nation or region in which the Parent or any of its Subsidiaries has a substantial presence or operations, except to the extent disproportionately affecting the Parent and its Subsidiaries relative to other industry participants;
          (b) any acts of terrorism not directed at the Parent or any outbreak of war;

          (c) the public announcement by the Parties of this Agreement, the pendency of the Merger or the other transactions contemplated hereby, or any action taken which is required by this Agreement or specifically requested by Company or consented to by Company, in each case including losses of employees or any stockholder litigation arising from or relating to the Merger;
          (d) factors generally affecting the industries or markets in which Parent and its Subsidiaries operate, except to the extent disproportionately affecting the Parent and its Subsidiaries relative to other industry participants;
          (e) changes in Law not specifically directed at the Parent or its Subsidiaries or generally accepted accounting principles or the interpretation thereof not specifically directed at the Parent or its Subsidiaries; or
          (f) any failure by the Parent to meet any Parent or published securities analyst estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing; provided, however, that this clause shall not exclude any underlying change, event, circumstance, development or effect that may have resulted in or contributed to the Parent’s failure to meet such published securities analyst estimates of revenues or earnings for any such period; and
          (g) a decline in the trading price or change in trading volume of the Parent Common Stock, provided that this clause will not exclude any underlying change, event, circumstance, development or effect that may have resulted in, or contributed to, a decline in trading price or change in trading volume.
     3.1 Organization and Qualification.
     Parent is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. Parent is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate good standing, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Complete and correct copies of Parent’s Certificate of Incorporation and Bylaws, each as in effect on the date of this Agreement, are on file as exhibits to the Parent SEC Reports. Parent has provided to the Company complete and correct copies of Merger Sub’s Certificate of Incorporation and Bylaws, each as in effect on the date of this Agreement (and which, as of immediately prior to the Effective Time, have not been amended).
     3.2 Subsidiaries.
          (a) Except as set forth on Section 3.2(a) of the Parent Disclosure Schedule, Exhibit 21 to Parent’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 sets forth a complete and correct list of each Subsidiary of Parent other than Merger Sub as of the date of this Agreement.
          (b) Each Subsidiary of Parent is a corporation duly organized, validly existing and in corporate good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation (which in the case of Merger Sub is the State of Delaware), and is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate good standing (to the extent such concepts are applicable), under the laws of each jurisdiction where the character of the properties and other assets owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
          (c) All of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Parent are: (i) duly authorized, validly issued, fully paid, non-assessable (to the extent such concepts are applicable); (ii) owned, directly or indirectly, by Parent (other than directors’ qualifying shares in the case of foreign Subsidiaries) free and clear of all Liens; and (iii) free of any restriction which prevents the payment of dividends to Parent or any other Subsidiary of Parent, or which otherwise restricts the right to vote, sell or otherwise dispose of such capital stock or other ownership interest other than restrictions under the Securities Act and state securities Law.

          (d) None of the Parent’s Subsidiaries is required to file any forms, reports or other documents with the SEC.
     3.3 Capital Structure.
          (a) The authorized capital stock of Parent as of the date of this Agreement consists of (i) 200,000,000 shares of Parent Common Stock and (ii) 5,000,000 shares of preferred stock, $0.01 par value per share (“Parent Preferred Stock”).
          (b) As of the close of the Business Day prior to the date hereof: (i) 51,422,050 shares of Parent Common Stock were issued and outstanding; (ii) no shares of Parent Preferred Stock were issued or outstanding; (iii) 1,443,418 shares of Parent Common Stock were held in the treasury of Parent; (iv) 5,374,317 shares of Parent Common Stock (the “Parent Option/Award Shares”) were duly reserved for future issuance upon the exercise of stock options and stock awards granted on or prior to the date hereof pursuant to Parent’s option and incentive plans and 2,592,891 shares of Parent Common Stock were duly reserved for future issuance upon the exercise of employee stock options and stock awards available for grant after the date hereof pursuant to the Parent’s option and incentive plans; (v) 629,854 shares of Parent Common Stock (the “Parent ESPP Shares”) were duly reserved for future issuance pursuant to Parent’s Employee and Director Stock Purchase Plan; (vi) 1,584,973 shares of Parent Common Stock (the “Parent CVR Shares”) were duly reserved for future issuance pursuant to outstanding contingent value rights; (vii) 33,882 shares of Parent Common Stock (the “Parent Warrant Shares”) were duly reserved for future issuance pursuant to outstanding warrants; (viii) 2,998,800 shares (the “Parent Convertible Note Shares”) of Parent Common Stock were duly reserved for issuance pursuant to convertible senior subordinated notes due 2023; and (ix) shares of Series SRPA Junior Participating Preferred Stock (“Series SRPA Preferred Shares”) and Parent Common Stock have been reserved for issuance pursuant to Parent’s Shareholder Rights Plan, adopted September 27, 2000 (“Parent’s Shareholder Rights Plan”). Except as described above, as of the close of business on the last Business Day prior to the date hereof, there were no shares of voting or non-voting capital stock, equity interests or other securities of Parent authorized, issued, reserved for issuance or otherwise outstanding.

          (c) All outstanding shares of Parent Common Stock and applicable Parent Option/Award Shares are, and any Parent Option/Award Shares, Parent ESPP Shares, Parent CVR Shares, Parent Warrant Shares, Parent Convertible Note Shares, and Series SRPA Preferred Shares will be, if and when issued in accordance with the terms of the underlying securities described in Section 3.3(b), and all shares of Parent Common Stock to be issued in connection with the Merger will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any preemptive, subscription or any kind of similar rights.
          (d) Except as described in subsection (b) above or as described in Section 3.3(d) of the Parent Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as described in subsection (b) above or as described in Section 3.3(d) of the Parent Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which Parent is a party or bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any agreement to issue, deliver or sell any such capital stock or securities. Except as set forth in Section 3.3(d) of the Parent Disclosure Schedule, neither Parent nor any Subsidiary of Parent is subject to any obligation or requirement to provide material funds for or to make any material investment (in the form of a loan or capital contribution) in any Person.
          (e) All of the issued and outstanding shares of Parent Common Stock were issued in compliance in all material respects with all applicable federal and state securities Law.
     3.4 Authority; No Conflict; Required Filings.
          (a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation by each of Parent and Merger Sub of the Merger and other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub.
          (b) This Agreement has been duly executed and delivered by Parent and the Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equitable Exceptions.
          (c) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation by each of Parent and Merger Sub of the Merger and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, or result in the creation of any Liens in or upon any of the properties or other assets of Parent or any of its Subsidiaries under any provision of: (i) the Certificate of Incorporation, Bylaws or other equivalent organizational documents of Parent or any of its Subsidiaries; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) permit, license, franchise, statute, law, ordinance or regulation or (B) judgment, decree or order, in each case applicable to Parent or any of its Subsidiaries, or by which any of their respective properties or assets is bound; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of their respective properties is bound, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences, if any, that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or impair in any material respect the ability of the Parties to consummate the Merger.
          (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by Parent or any of its Subsidiaries in connection with the execution and delivery by each of Parent and Merger Sub of this Agreement or the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby except for: (i) compliance with any applicable requirements under the HSR Act and any other Law; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL; (iii) filings under and compliance with any applicable requirements under the Securities Act; (iv) filings under and compliance with any applicable requirements under the Exchange Act; (v) compliance with any applicable state securities, takeover or so-called “Blue Sky” Laws; (vi) any notices required under the FDA Act; and (vii) such consents, approvals, orders or authorizations, or registrations, declarations or filings, which, if not obtained or made, would not reasonably be expected to have a Parent Material Adverse Effect.
          (e) The Board of Directors of Merger Sub, at a meeting duly called and held, by a unanimous vote of all directors: (i) approved and declared advisable this Agreement; and (ii) determined that the Merger is advisable, fair to and in the best interests of Merger Sub. The Board of Directors of Parent has approved this Agreement.
     3.5 SEC Filings; Financial Statements.
          (a) Since January 1, 2000, Parent has timely filed all forms, reports and documents required to be filed by Parent with the SEC, including all exhibits required to be filed therewith (including any forms, reports and documents filed after the date hereof, as filed, the “Parent SEC Reports”). The Parent SEC Reports: (i) at the time filed complied (or will comply when filed, as the case may be) as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be and (ii) did not at the time they were filed (or, if later filed, amended or superseded, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.
          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (collectively, the “Parent Financial Statements”), at the time filed and amended, (i) complied or will comply, as the case may be, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved except as may otherwise be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-Q promulgated by the SEC, and (iii) fairly presented or will fairly present, as the case may be, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the consolidated results of operations and cash flows for the periods therein indicated, except, in the case of the unaudited interim financial statements for the absence of footnotes and normal year-end adjustments.
          (c) The management of Parent has established and maintained disclosure controls and procedures (as defined in 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure. Parent has complied with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or under the Exchange Act, except where the failure to so comply would not reasonably be expected to have a Parent Material Adverse Effect. Each Parent SEC Report that was required to be accompanied by a certification required to be filed or submitted by the Parent’s principal executive officer or the Parent’s principal financial officer was accompanied by such certification and at the time of filing such certification was, to the knowledge of Parent, true and accurate.
     3.6 Absence of Undisclosed Liabilities. Parent and its Subsidiaries do not have any material liabilities or obligations, whether fixed, contingent, accrued or otherwise, liquidated or unliquidated and whether due or to become due, in each case of a nature required by GAAP to be reflected on a consolidated balance sheet of Parent, other than: (i) liabilities reflected or reserved against on the balance sheet contained in Parent’s Form 10-Q (the “Parent’s Most Recent Balance Sheet”) filed with the SEC on August 9, 2005; (ii) liabilities or obligations incurred since June 30, 2005 (the “Parent’s Most Recent Balance Sheet Date”) in the ordinary course of business consistent in all material respects with past practice; and (iii) liabilities or obligations that would not reasonably be expected to have a Parent Material Adverse Effect.
     3.7 Absence of Certain Changes or Events. Since the Parent’s Most Recent Balance

Sheet Date, Parent and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent in all material respects with past practice, and there has not been any action, event or occurrence which or would reasonably be expected to have, a Parent Material Adverse Effect.
     3.8 Compliance with Law; Regulatory Matters.
          (a) Each of Parent and its Subsidiaries is in compliance with all Law, including Law enforced by the FDA and comparable foreign regulatory or governmental entities, except where the failure to so comply would not reasonably be expected to have a Parent Material Adverse Effect.
          (b) Parent (i) is not and has not been Debarred, (ii) does not employ or use the services of any person or entity that is Debarred and (iii) to the knowledge of Parent has not employed or used the services of any person or entity that is or, during the time when such person or entity was employed by or providing services to Parent, was Debarred, except in the case of this clause (iii) as would not reasonably be expected to have a Parent Material Adverse Effect.
          (c) Each of the products and product candidates of Parent and its Subsidiaries is being, and at all times has been, developed, tested, manufactured and stored, as applicable, in compliance with the FDA Act and applicable regulations and guidances issued by the FDA, including those requirements relating to good manufacturing practice, good laboratory practice and good clinical practice, except where the failure to so comply would not reasonably be expected to have a Parent Material Adverse Effect.
          (d) Parent has made available to the Company each annual report filed by any of Parent and its Subsidiaries with the FDA and any similar state or foreign regulatory or governmental entity with respect to the products and product candidates listed on Section 3.8(d) of the Parent Disclosure Schedule (such products and product candidates, the “Identified Parent Products”).
          (e) Parent has made available to the Company as of the date hereof (A) complete and correct copies of each NDA and each IND, made on behalf of any of Parent and its

Subsidiaries with respect to the Identified Parent Products, including all material supplements and amendments thereto, (B) all correspondence, other than immaterial correspondence, sent to and received from the FDA and similar state Governmental Authorities that concerns or would reasonably be expected to impact any Identified Parent Product, and (C) all existing written records relating to all material discussions and all meetings between Parent or its Subsidiaries and the FDA relating to any Identified Parent Product.
          (f) The clinical trials (including any post-marketing studies), animal studies and other preclinical tests conducted by Parent or its Subsidiaries with respect to each Identified Parent Product were, and if still pending, are, being conducted in all material respects in accordance with all experimental protocols, informed consents, procedures and controls of Parent and its Subsidiaries and applicable FDA requirements including, but not limited to, good clinical practice and good laboratory practice regulations. Neither Parent nor its Subsidiaries has received any written notice from the FDA or any other regulatory or governmental entity requiring the termination, suspension or material modification of any animal study, preclinical study or clinical trial conducted by or on behalf of Parent or any Subsidiary with respect to any Identified Parent Product, which termination, suspension or modification would reasonably be expected to have a Parent Material Adverse Effect.
          (g) None of Parent or its Subsidiaries is subject to any pending or, to the knowledge of Parent, threatened investigation by (A) the FDA, (B) Department of Health and Human Services Office of Inspector General or Department of Justice pursuant to the Anti-Kickback Statute or the Federal False Claims Act (31 U.S.C. Section 3729), or (C) any equivalent statute of similar foreign regulatory or governmental entities.
          (h) Neither Parent nor its Subsidiaries has submitted any claim to any payment program in connection with any referrals that violated any applicable self-referral Law, including the Stark Law, or any applicable state self-referral Law.
          (i) To the knowledge of the Parent, Parent and its Subsidiaries have not failed to comply with any disclosure requirements of any applicable self-referral Law, including the Stark Law and any applicable state self-referral Law.

          (j) Neither Parent nor its Subsidiaries has knowingly or willfully solicited, received, paid or offered to pay any remuneration, directly or indirectly, overtly or covertly, in cash or kind for the purpose of making or receiving any referral which violated any applicable anti-kickback or similar Law, including the Anti-Kickback Statute, or any applicable state anti-kickback Law.
          (k) Section 3.8(k) of the Parent Disclosure Schedule lists, as of the date of this Agreement, all written claims or statements (including all correspondence, other than immaterial correspondence, with Governmental Authorities, intermediaries or carriers) concerning or relating to any federal or state government funded health care program that involves, relates to or alleges (i) any material violation of any applicable rule, regulation, policy or requirement of any such program with respect to any activity, practice or policy of Parent or its Subsidiaries; or (ii) any violation of any applicable rule, regulation, policy or requirement of any such program with respect to any claim for payment or reimbursement made by Parent or its Subsidiaries or any payment or reimbursement paid to Parent or its Subsidiaries.
          (l) To the knowledge of Parent, neither Parent nor its Subsidiaries has submitted any claim for payment to any Payment Program in violation of any Laws relating to false claim or fraud, including without limitation the Federal False Claim Act, 31 U.S.C. § 3729, or any applicable state false claim or fraud Law.
          (m) Parent and its Subsidiaries have not failed to comply with any applicable security and privacy standards regarding protected health information under HIPPA, or any applicable state privacy Laws, except for any such failures to comply that would not reasonably be expected to have a Parent Material Adverse Effect.
     (n) Neither Parent nor its Subsidiaries nor, to the knowledge of Parent, any of their respective officers, directors or employees, acting in their capacities as such, is or has been involved in any activities which are, or are alleged in writing by any Governmental Authority to be, prohibited under the federal Medicare and Medicaid statutes, which are specifically defined as 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1395nn, 18 U.S.C. §1347, § 287, §1001, and § 1035, or the federal CHAMPUS/TRICARE statute, or the regulations promulgated pursuant to such federal statutes, except for any such activities that would not reasonably be expected to have a Parent Material Adverse Effect.
     3.9 Material Permits. Each of Parent and its Subsidiaries holds all federal, state, local and foreign governmental licenses, permits, franchises and authorizations necessary for conduct of its business as presently conducted and the ownership and operation of its properties and other assets, including those that are required under all Environmental Laws, in each case (whether under Environmental Laws or otherwise) the absence of which would, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect (such licenses, permits, franchises and authorizations, the “Parent Material Permits”). Each of Parent and its Subsidiaries has submitted to the FDA and all similar applicable state and local regulatory bodies for and received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the business of Parent and its Subsidiaries as currently conducted, the absence of which would, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with all such Parent Material Permits, except for any failures to be in compliance that would not reasonably be expected to have a Parent Material Adverse Effect.
     3.10 Litigation and Product Liability. Except as set forth in Section 3.10 of the Parent Disclosure Schedule, there is no suit, action, arbitration, claim, governmental or other proceeding before any Governmental Authority pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries which would reasonably be expected to have a Parent Material Adverse Effect. No material product liability claims have been asserted in writing or, to the knowledge of Parent, threatened in writing against Parent in respect of any product or product candidate tested, researched, developed, manufactured, marketed, distributed, or sold by, or on behalf of, or in cooperation with Parent.
     3.11 Registration Statement; Proxy Statement/Prospectus.
          (a) The information to be supplied by Parent for inclusion (or incorporation by reference, as the case may be) in the Registration Statement shall not, at the time the Registration Statement is declared effective by the SEC and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or otherwise necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
          (b) The information to be supplied by Parent for inclusion (or incorporation by reference, as the case may be) in the Proxy Statement shall not on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or otherwise necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier written communication constituting a solicitation of proxies by the Company for the Special Meeting which has in the interim become false or misleading in any material respect.
          (c) The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.
     3.12 Properties and Assets. Other than properties and assets disposed of by Parent and its Subsidiaries in the ordinary course of business since the Parent’s Most Recent Balance Sheet Date, Parent and its Subsidiaries have good and valid title to or, with respect to leased property, valid leasehold interests in, all of their respective properties, interests in material properties and assets, real and personal, in each case free and clear of Liens, except in each case in this Section 3.12 as would not reasonably be expected to have a Parent Material Adverse Effect.
     3.13 Taxes.
          (a) Each of Parent and its Subsidiaries has timely filed all material federal, state, local and foreign Returns relating to any and all Taxes concerning or attributable to Parent or any of its Subsidiaries or to their operations, and all such Returns are complete and correct in all material respects.
          (b) Each of Parent and its Subsidiaries (i) has paid all Taxes it is obligated to pay as reflected on the Returns or otherwise to the extent such payment was legally due and (ii) has withheld all federal, state, local and foreign Taxes required to be withheld with respect to its employees or otherwise, except for any failure to withhold that would not reasonably be expected to have a Company Material Adverse Effect.
          (c) Neither Parent nor any of its Subsidiaries has any material liability for unpaid Taxes that has not been properly accrued for under GAAP and reserved for on the Parent’s Most Recent Balance Sheet, whether asserted or unasserted, contingent or otherwise or which accrued after the Parent’s Most Recent Balance Sheet Date in the ordinary course of business.
     3.14 Intellectual Property.
          (a) Each of Parent and its Subsidiaries owns, is licensed or otherwise possesses the rights to use and license (subject to any existing licenses or other grants of rights to third parties) all patents (including any registrations, continuations, continuations in part, divisionals, renewals, reexaminations, reissues and applications therefor), copyrights, trademarks, service marks, trade names, Uniform Resource Locators and Internet URLs, designs, slogans, computer programs and other computer software, databases, technology, trade secrets and other confidential information, know-how, processes, formulae, algorithms, models, user interfaces, customer lists, inventions, source codes and object codes, methodologies, architecture, structure, display screens, layouts, development tools, instructions, templates, trade dress, logos and all documentation and media constituting, describing or relating to each of the foregoing, together with all goodwill related to any of the foregoing, in each case as is necessary to conduct their respective businesses as presently conducted, the absence of which would reasonably be expected to have a Parent Material Adverse Effect (collectively, the “Parent Intellectual Property Rights”).
          (b) Except as would not reasonably be expected to have a Parent Material Adverse Effect or as set forth in Schedule 3.14(b) of the Parent Disclosure Schedule, (i) to the knowledge of Parent, all Parent Intellectual Property Rights that have been registered with any Governmental Authority are valid and subsisting and (ii) as of the Closing Date, in connection with such registered Parent Intellectual Property Rights, all necessary registration, maintenance and renewal fees will have been paid and all necessary documents and certificates have been filed with the relevant Governmental Authorities.

          (c) Neither Parent nor any of its Subsidiaries is, or will as a result of the consummation of the Merger or other transactions contemplated by this Agreement be, in breach in any material respect of any license, sublicense or other agreement relating to the Parent Intellectual Property Rights, or any licenses, sublicenses and other agreements as to which Parent or any of its Subsidiaries is a party and pursuant to which Parent or any of its Subsidiaries uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties material to the conduct of the business of Parent and its Subsidiaries (the “Parent Third Party Intellectual Property Rights”), in each case in this Section 3.14(c) other than any such breaches which would not reasonably be expected to have a Parent Material Adverse Effect.
          (d) Except as set forth in Section 3.14(d) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Parent Third Party Intellectual Property Right. Except as set forth in Section 3.14(d) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has as of the date of this Agreement received any written notice of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Parent Third Party Intellectual Property that would reasonably be expected to have a Parent Material Adverse Effect. With respect to the Parent Identified Products, Parent does not infringe any third party intellectual property rights other than Parent Third Party Intellectual Property Rights, except for any infringement that would not reasonably be expected to have a Parent Material Adverse Effect. With respect to the Parent Identified Products that are not yet being marketed, to the knowledge of Parent, after the same are marketed, such marketing would not infringe any Parent Third Party Intellectual Property Rights, except for any infringement that would not reasonably be expected to have a Parent Material Adverse Effect.
          (e) As of the date hereof, to the knowledge of Parent, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of any Parent Intellectual Property Rights. As of the Closing Date, to the knowledge of Parent, no Person will be infringing, misappropriating or making any unlawful or unauthorized use of any Parent Intellectual Property Rights, except for any infringement, misappropriation, unlawful or unauthorized use that would not reasonably be expected to have a Parent Material Adverse Effect.
     3.15 Brokers.
     No broker, financial advisor, investment banker or other financial intermediary is entitled to any fee, commission or expense reimbursement in connection with the Merger or other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, other than Bear, Stearns & Co. Inc.
     3.16 Interim Operations of Merger Sub (No Parent Vote Required). Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated in this Agreement. No vote or other action of the stockholders of Parent is required by Law, the Parent Certificate of Incorporation or the Parent Bylaws or otherwise in order for Parent and Merger Sub to consummate the Merger.
     3.17 Ownership of Company Common Stock. Neither Parent nor any of Parent’s “Affiliates” or “Associates” directly or indirectly “owns,” and at all times since August 1, 2002, neither Parent nor any of Parent’s Affiliates directly or indirectly has “owned,” beneficially or otherwise, 15% or more of the outstanding Company Common Stock, as those terms are defined in Section 203 of the DGCL.
     3.18 Financing. At the Closing, Parent and Merger Sub will have sufficient funds to perform all of their respective obligations under this Agreement and to consummate the Merger.
     3.19 Solvency. As of and immediately following the Effective Time, (a) Parent and the Surviving Corporation shall be able to pay their respective debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities), and (b) Parent and the Surviving Corporation shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the Merger and the other transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent or the Surviving Corporation.
4. CONDUCT OF BUSINESS PENDING THE MERGER
     4.1 Conduct of Business by Company Pending the Merger. The Company covenants and agrees that, beginning on the date hereof and the ending at the earlier to occur of the Closing or such earlier time as this Agreement is terminated in accordance with Section 7 (such period being hereinafter referred to as the “Interim Period”), except as expressly provided or permitted by this Agreement or set forth in Section 4.1 of the Company Disclosure Schedule or unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to (i) conduct its business in the ordinary course and (ii) preserve intact its business organization, properties and assets, including keeping available the services of their officers, employees and consultants, maintaining in effect all Company Material Contracts and preserving its relationships, customers, licensees, manufacturers, suppliers and other Persons with which it has material business relations. Except as expressly provided or permitted by this Agreement or as set forth in Section 4.1 of the Company Disclosure Schedule, during the Interim Period, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not, in the case of any matter described in clauses (k), (o) or (p) and, to the extent relating to such clauses, clause (u), be unreasonably withheld, conditioned or delayed):
          (a) amend their Certificate of Incorporation, Bylaws or other equivalent organizational documents;
          (b) issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, of the Company or any of its Subsidiaries (except for the issuance of shares of Company Common Stock pursuant to the Company Stock Plans and the ESPP);
          (c) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any equity interest in or securities of any of its Subsidiaries,

other than (i) repurchases of Company Common Stock pursuant to any right of repurchase pursuant to Restricted Stock Purchase Agreements between the Company and the holder of such shares of Company Common Stock and (ii) in connection with any “cashless exercise” of any Company Stock Options in accordance with the terms of the Company Stock Plans;
          (d) sell, transfer, pledge, dispose of or encumber any material properties, facilities, equipment or other assets, except for (A) sales of inventory in the ordinary course of business and (B) sales of equipment in the ordinary course of business where, in the case of clause (B) only, any such sales do not exceed $250,000 individually or $1,000,000 in the aggregate;
          (e) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests (except that a wholly owned Subsidiary of the Company may declare and pay cash dividends to the Company or any of its Subsidiaries);
          (f) split, combine or reclassify any shares of its capital stock or other securities or equity interests, or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock or equity interests;
          (g) sell, transfer, lease, license, sublicense, mortgage, pledge, encumber, grant or otherwise dispose of any Company Intellectual Property Rights, or amend or modify in any material respect any existing Company Material Agreements with respect to any Company Intellectual Property Rights;
          (h) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) an interest in any corporation, limited liability company, partnership, joint venture or other business organization or division thereof provided this shall not prevent the Company or its Subsidiaries from investing its cash and cash equivalents in short-term investments consistent with its investment policy as disclosed to the Parent prior to the date hereof;
          (i) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company’s Subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments, except in each case (A) in the ordinary course of business and (B) as otherwise permitted under any loan or credit agreement to which the Company or any of its Subsidiaries is a party as of the date of this Agreement;
          (j) authorize any capital expenditures in excess of, assuming the Effective Time occurs on or before December 31, 2005, $3,500,000 and, assuming the Effective Time occurs thereafter, $5,000,000.
          (k) except as required to comply with Law or agreements, plans or arrangements existing on the date hereof, (A) increase the compensation payable to its officers or employees, except for increases in salary or wages in the ordinary course of business consistent in all material respects with past practice; (B) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, its officers; (C) pay any severance or termination pay to any employee, except in the ordinary course of business and not to exceed 3 to 4 months’ base salary for each relevant employee; (D) enter into any collective bargaining agreement; (E) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or other enforceable arrangement for the benefit of any of its directors, officers or employees, other than, in the ordinary course of business and only if such arrangement is terminable on 60 days’ or less notice without either a penalty or termination payment or (F) enter into any employment arrangement, except in the ordinary course of business and only if such arrangement is terminable on 60 days’ or less notice without either a penalty or termination payment;
          (l) make any material changes to the personnel or business policies of the Company ;
          (m) materially change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or GAAP;
          (n) create, incur, suffer to exist or assume any material Lien on any of its material properties, facilities or other assets, other than any Lien for Taxes not yet due;

          (o) (A) enter into any new Company Material Contract pursuant to which the Company and its Subsidiaries will spend or receive (or are reasonably expected to spend or receive) in the aggregate more than $200,000 during the current or next fiscal year; (B) amend in any material respect or terminate (other than in accordance with its terms) any Company Material Contract or waive, release or assign any material rights or claims thereto or thereunder; (C) enter into or extend any material lease with respect to real property or (D) initiate or participate in any new clinical trials or clinical trial or clinical development program;
          (p) enter into any agreement, or amend or waive the terms of any existing agreement, which grants to any Person exclusive supply, manufacturing, warehousing, production, marketing or distribution rights with respect to any of its products or technologies or enter into any material collaboration agreement, material license, co-marketing or co-promotion agreement or any other such material agreement with respect to the Company’s Intellectual Property Rights;
          (q) make any material Tax election or settle or compromise any material federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;
          (r) pay, discharge, satisfy or settle any material litigation or waive, assign or release any material rights or claims with respect thereto, other than settlements in the ordinary course of business requiring no obligation other than the payment of cash not in excess of $250,000 in the aggregate and no admission being made with respect to (A) any criminal wrongdoing or (B) the invalidity or unenforceability of, or any infringement with respect to, any Company Intellectual Property Rights;
          (s) except as contemplated by Section 1.9 or as required by the Company Stock Option Plans, accelerate or otherwise amend the terms of any outstanding options under the Company Stock Plans;
          (t) use reasonable best efforts not to fail to maintain in full force and effect all material insurance policies currently in effect, or permit any of the coverage thereunder to lapse, in each case, without simultaneously securing replacement insurance policies which will be in full force and effect and provide coverage substantially similar to or greater than under the prior insurance policies; or
          (u) enter into any agreement or contract to do any of the foregoing.
     4.2 No Solicitation of Transactions.
          (a) The Company shall, and shall direct its officers, directors, employees, auditors, attorneys and financial advisors and any other agents (each, a “Representative”) to, immediately cease any discussions, negotiations or written communications (other than communications solely directed at informing other parties of the restrictions contained in this Section 4.2 and only in response to an inquiry from such other parties) with any party or parties that commenced prior to the execution of this Agreement with respect to any Competing Proposal. As used in this Agreement, a “Competing Proposal” means any proposal, offer or indication of interest (other than this Agreement and the Merger), whether in writing or otherwise, from any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent, Merger Sub or any Affiliates thereof (a “Third Party”), relating to (i) any acquisition or purchase, directly or indirectly, of more than 20% of the consolidated total assets of the Company and its Subsidiaries or more than 20% of any class of equity or voting securities of the Company; (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party beneficially owning more than 20% of any class of equity or voting securities of the Company; or (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company.
          (b) During the Interim Period, the Company shall not, nor shall it authorize or permit any Representative of the Company or its Subsidiaries to (i) solicit, initiate or knowingly encourage, or otherwise knowingly facilitate, directly or indirectly, any inquiries relating to, any Competing Proposal; (ii) directly or indirectly initiate or participate in any discussions, negotiations or communications (other than communications solely directed at informing other parties of the restrictions contained in this Section 4.2 and only in response to an inquiry from such other parties) regarding any Competing Proposal; or (iii) furnish to any Third Party any nonpublic information or data for the purpose of encouraging or facilitating, or, except as required by applicable Law, provide access to the properties, offices, books, records, officers, directors or employees of the Company for the purpose of encouraging or facilitating, any Competing Proposal. Without limiting the generality of the foregoing, it is understood that any violation of any of the restrictions set forth in this Section 4.2 by any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach by the Company of this Section 4.2 by the Company. Notwithstanding the foregoing and anything to the contrary contained in this Agreement, if, prior to obtaining the Requisite Stockholder Approval, the Company’s Board of Directors determines (after consultation with outside counsel and its financial advisor) that a Competing Proposal that did not result from a breach by the Company of this Section 4.2 constitutes or is reasonably likely to lead to a Superior Competing Proposal (as such term is defined below), then the Company may, to the extent that the Company’s Board of Directors determines in good faith after consultation with the Company’s outside counsel that failure to do so would be inconsistent with its fiduciary obligations under applicable law and subject to the Company’s providing prompt (but in any event within 48 hours) written notice to Parent of its decision to take such action and compliance by the Company with Section 4.2(d), (A) furnish information or data with respect to the Company and its Subsidiaries to such Third Party (and the Representatives of such Third Party); (B) participate in discussions and negotiations (including solicitations of a revised Competing Proposal by such Third Party) directly or through its Representatives with such Third Party, subject to, in the case of clause (A) and, to the extent such discussions or negotiations include the disclosure by the Company, any of its Subsidiaries, or any of their Representatives of any material nonpublic information, clause (B), a confidentiality agreement not materially less favorable to the Company than the Confidentiality Agreement (it being understood that any such confidentiality agreement into which the Company may enter pursuant to this Section 4.2 shall not be required to contain a standstill provision if, prior to or substantially concurrently with the execution of any such confidentiality agreement, the Company releases Parent from its standstill obligations under the Confidentiality Agreement), provided, that all such nonpublic information (other than any immaterial information) not already provided or made available to the Parent is provided to the Parent as soon as reasonably practicable (but in any event within 48 hours) after it is provided to such Third Party; and (C) amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Company Common Stock, but only to the extent necessary to permit the making and subsequent consummation of a Competing Proposal by a Third Party. For purposes of this Agreement, “Superior Competing Proposal” shall mean a bona fide written proposal or offer made by a Third Party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, sale of shares of stock, sale of assets, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, more than 50% of the capital stock of the Company then outstanding or more than 50% of the consolidated total assets of the Company and its Subsidiaries (i) on terms the Company’s Board of Directors determines in good faith (after consulting the Company’s outside legal counsel and financial advisor) are more favorable to the holders of Company Common Stock than the Merger and the other transactions contemplated by this Agreement, taking into account, among other things, relevant legal, financial, regulatory, timing and other aspects of the offer and the Third Party making the offer and the terms and conditions of this Agreement and (ii) which is reasonably capable of being consummated.
          (c) Neither the Company’s Board of Directors nor any committee thereof shall (i) withdraw or modify, or publicly propose or publicly resolve to withdraw or modify, in a manner adverse to Parent or Merger Sub the Board Recommendation; (ii) approve or recommend, or publicly propose or publicly resolve to approve or recommend, any Competing Proposal; (iii) approve or recommend, or execute or enter into, or publicly propose or publicly resolve to approve or recommend, any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to a Competing Proposal (other than a confidentiality agreement referred to in Section 4.2(b) entered into in the circumstances referred to in Section 4.2(b)) (an “Acquisition Agreement”); (iv) approve or recommend, or execute or enter into, or publicly propose or publicly resolve to approve or recommend, any agreement requiring it to terminate this Agreement or abandon or fail to consummate the Merger or the transactions contemplated hereby; or (v) take any action necessary to render the provisions of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination”, or other anti-takeover laws and regulations of any state or other jurisdiction, including the provisions of Section 203 of the DGCL, inapplicable to any Competing Proposal. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, prior to obtaining the Requisite Stockholder Approval, the Company’s Board of Directors may, in response to a Superior Competing Proposal that did not result from a breach by the Company of this Section 4.2, (1) withdraw or modify the Board

Recommendation, (2) approve or recommend the Superior Competing Proposal or (3) terminate the Agreement in accordance with Section 7.1(h), but in the case of any action contemplated by clause (1) or any recommendation contemplated by clause (2), only (x) if the Company’s Board of Directors determines in good faith, after consultation with the Company’s outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law, and in each case, only (y) at a time that is after 48 hours following Parent’s receipt of written notice advising Parent that the Company’s Board of Directors is prepared to take such action (during which period the Company shall make its chief financial officer and its counsel available to Parent to meet on at least two separate occasions for a total of at least 12 hours, and shall consider in good faith any amendment of the terms of the Merger proposed by Parent or Merger Sub or any proposal by Parent or Merger Sub to amend the terms of this Agreement or the Merger), specifying therein the material terms and conditions of such Superior Competing Proposal and identifying the Person or group making such Superior Competing Proposal, and (z) if, after the end of such 48-hour period, the Company’s Board of Directors determines in good faith (after consultation with the Company’s outside legal counsel and its financial advisor) that such proposed transaction continues to be a Superior Competing Proposal, after taking into account any bona fide proposal by Parent or Merger Sub to amend the terms of this Agreement and the Merger, which proposal shall be binding during such 48-hour period and capable of acceptance by the Company. The Company shall not during the term of this Agreement release any Third Party from, or agree to amend or waive any provision of, any confidentiality agreement with any Third Party with respect to a Competing Proposal entered into pursuant to this Section 4.2 other than the standstill provision as provided above, and the Company shall use its reasonable best efforts to enforce, to the fullest extent permitted by Law, each confidentiality agreement entered into pursuant to this Section 4.2. In addition, notwithstanding the foregoing or anything to the contrary set forth in this Agreement, prior to obtaining the Requisite Stockholder Approval, the Company’s Board of Directors may withdraw or modify the Board Recommendation if the Company’s Board of Directors determines, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law, but only at a time that is after 48 hours (or such shorter period as the Company’s Board of Directors may determine in good faith is required to comply with its fiduciary obligations under applicable law) following Parent’s receipt of written notice advising Parent that the Company’s Board of Directors is prepared to take such action, specifying the reasons therefore.
          (d) In addition to the obligations set forth in Sections 4.2(a), (b) and (c), the Company shall notify Parent orally and, if requested by Parent, in writing, within 48 hours of the receipt by the Company of any Competing Proposal, which notification shall include the material terms and conditions of such Competing Proposal and the identity of the person or group making or sending the Competing Proposal. The Company shall promptly (but in any event within 48 hours) advise Parent of any material change in the terms or conditions of a Competing Proposal or any other material development with respect thereto.
          (e) Nothing contained in this Section 4.2 or any other provision hereof shall prohibit the Company or the Company’s Board of Directors from (i) taking and disclosing to the Company’s stockholders pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act a position with respect to a tender or exchange offer by a Third Party or (ii) making any disclosure to the Company’s stockholders, if the Company’s Board of Directors determines, after consultation with its outside counsel, that failure to so disclose would be inconsistent with its fiduciary obligations under applicable Law.
          (f) Nothing in this Section 4.2 shall permit the Company to terminate this Agreement (except as expressly provided in Section 7).
5. ADDITIONAL AGREEMENTS
     5.1 Proxy Statement/Prospectus; Registration Statement.
          (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and Parent shall file with the SEC the Registration Statement, of which the Proxy Statement will constitute a part, in form and substance reasonably satisfactory to each of the Parties. Each of the Parties shall use its reasonable best efforts to respond to any comments of the SEC and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably required or requested by Parent in connection with such actions and the preparation of the Registration Statement. In addition, Parent and Merger Sub shall furnish all information concerning Parent and Merger Sub and the holders of Parent Common Stock as may be reasonably required or requested by the Company in connection with such actions and the preparation of the Registration Statement. The Company shall cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement shall have become effective under the Securities Act.
          (b) As promptly as practicable after the date of this Agreement, the Parties shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal or state securities Law relating to the Merger and the other transactions contemplated by this Agreement (collectively, the “Other Filings”).
          (c) Each of the Parties shall notify the other promptly of the receipt of any comments from the SEC (or its staff) and of any request by the SEC (or its staff) or any other Government Authority for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing for additional information, and shall promptly supply the other with copies of all correspondence between such Party or any of its representatives, on the one hand, and the SEC, its staff or any other Government Authority, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filings.
          (d) The Parties shall use their respective reasonable best efforts to cause the Proxy Statement, the Registration Statement and the Other Filings to comply in all material respects with all requirements of Law. Whenever any event or circumstance occurs which is required under the Securities Act, the Exchange Act or other Law to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, each Party shall promptly upon becoming aware thereof inform the other of such occurrence and the relevant Party shall promptly prepare an amendment, supplement or filing, as appropriate, accurately describing such event or circumstance and provide the other Party reasonable opportunity under the circumstances to review and comment, and cooperate in filing with the SEC, its staff or any other Governmental Authority, and/or mailing to stockholders of the Company, such amendment or supplement.

          (e) Subject to Section 4.2(c), the Proxy Statement shall include the Board Recommendation.
     5.2 Meeting of Company Stockholders.
          (a) As soon as practicable following the date upon which the Registration Statement becomes effective with the SEC, the Company shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to duly call, give notice of and hold the Special Meeting.
          (b) The Company’s Board of Directors shall submit this Agreement to the stockholders of the Company, whether or not the Company’s Board of Directors at any time changes, withdraws or modifies the Board Recommendation. Without limiting the generality of the foregoing: (i) the Company agrees that its obligation to duly call, give notice of, convene and hold the Special Meeting as required by this Section 5.2 shall not be affected by the withdrawal, amendment or modification of the Board Recommendation; and (ii) the Company agrees that its obligations under this Section 5.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Superior Competing Proposal.
          (c) Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with Parent, may adjourn or postpone the Special Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders or, if as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting.
     5.3 Access to Information; Confidentiality.
          (a) Upon reasonable notice, during normal business hours and in a manner that does not disrupt or interfere with business operations, Parent and the Company shall (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other Party reasonable access, during the

Interim Period, to all its properties, books, contracts, commitments and records and, during such period, furnish promptly to the other Party such information concerning its business, properties and personnel as the other Party may reasonably request. Parent and the Company shall make available to the other, upon reasonable notice, during normal business hours and in a manner that does not disrupt or interfere with business operations, the appropriate individuals for discussion of its business, properties and personnel as the other may reasonably request.
          (b) The Parties shall keep all information obtained pursuant to Section 5.3(a) confidential in accordance with the Confidentiality Agreement dated July 6, 2005 (the “Confidentiality Agreement”), between Parent and the Company.
     5.4 Commercially Reasonable Efforts; Further Assurances.
          (a) Parent and the Company shall use their reasonable best efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Section 6, as applicable to each of them. Each Party, at the reasonable request of the other, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary and consistent with this Agreement to effect the consummation of the Merger and other transactions contemplated by this Agreement.
          (b) Subject to the terms and conditions hereof, the Company and Parent agree to use their respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to promptly consummate and make effective the Merger and other transactions contemplated by this Agreement, including using their respective reasonable best efforts: (i) to obtain prior to the Closing Date all licenses, certificates, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company or its Subsidiaries as are necessary for the consummation of the transactions contemplated hereby; (ii) to effect all necessary registrations and filings required by any Governmental Authority (in connection with which Parent and the Company shall cooperate with each other in connection with the making of all such registrations and filings, including providing copies of all such documents to the non-filing party and its advisors prior to the time of such filing and, if requested, will consider in good faith reasonable additions, deletions or changes suggested in connection therewith); and

(iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing.
          (c) Each of Parent and the Company (i) shall as promptly as practicable and in any event within ten (10) Business Days of the date hereof, make the filings required of such party or any Subsidiary under the HSR Act with respect to the transactions contemplated by this Agreement; (ii) agrees to use its reasonable best efforts to negotiate with the United States Federal Trade Commission, the United States Department of Justice and/or any other Governmental Authority in respect of such filings to prevent the issuance of any requests for additional information, documents or other materials under the HSR Act; and (iii) shall act in good faith and reasonably cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any antitrust Law (“Antitrust Laws”) with respect to any such filing or any such transaction. To the extent not prohibited by Law, each party to this Agreement shall use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Law in connection with the transactions contemplated by this Agreement. Each of the Company and Parent shall give the other reasonably prompt notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such filings or any such transaction. None of the Company or any of its Subsidiaries, on the one hand, or Parent or any of its Subsidiaries, on the other hand, shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving the other prior notice (if practicable) of the meeting and discussing with Parent or the Company, as the case may be, the advisability of Parent’s or the Company’s representatives, as the case may be, participating in such meeting or conversation. Each of Parent and the Company shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the transactions contemplated by this Agreement as promptly as possible after the execution of this Agreement.
          (d) Parent has advised the Company that Parent intends to seek financing of a portion of the aggregate Per Share Cash Consideration (“Financing”). The Parties agree that such Financing is not a condition to any Party’s obligation to effect the Merger and consummate the other transactions contemplated hereby in accordance with this Agreement, and that Parent and Merger Sub shall be required to proceed with the Closing notwithstanding Parent’s inability or failure to obtain such Financing. The Company agrees that it will use its reasonable best efforts to cooperate with Parent in connection with Parent’s preparation of offering materials in connection with the Financing (provided that the Company shall not be required to assume any liability therefor). Subject to consent by the Company’s independent accountants, Parent may use the Company’s financial statements in connection with the Financing. In connection therewith, in each case at Parent’s expense, the Company shall (i) provide any source of Financing with access to the Company’s books and records and provide such party with such other information reasonably requested for purposes of verifying the Company’s financial statements (subject to a confidentiality undertaking reasonably acceptable to the Company, and upon reasonable notice, during normal business hours and in a manner that does not disrupt or interfere with the Company’s business operations) and (ii) do such other acts and things, as shall be reasonably requested by Parent or any source of Financing in connection with the same. Parent shall indemnify and hold harmless the Company and each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or Representative of the Company or any of its Subsidiaries, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or relating to the Financing this Section 5.4.
     5.5 Termination of ESPP. The Company shall take actions as are necessary to cause the Exercise Date (as such term is used in the ESPP) applicable to the then current Offering Period (as such term is used in the ESPP) to be the last Business Day on which the Company Common Stock is quoted on the NNM immediately prior to the Closing (the “Final Company Purchase Date”); provided, however, that such change in the Exercise Date shall be conditioned upon the consummation of the Merger. On the Final Company Purchase Date the Company shall apply the funds credited as of such date under the ESPP within each participant’s payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Any such shares purchased under the ESPP shall be automatically converted on the same basis as all other shares of Company Common Stock (other than Excluded Shares and Dissenting Shares), except that, with respect to the shares of Parent Common Stock constituting a portion of the Merger Consideration, such shares shall be converted automatically into shares of Parent Common Stock without issuance of certificates representing issued and outstanding shares of Company Common Stock to ESPP participants.
     5.6 Employee Benefits. Within a reasonable period of time prior to the Effective Time, so as to facilitate a transfer of Company employees who are employed by Parent or the Surviving Corporation or their respective Subsidiaries upon and after the Effective Time (“Continuing Employees”) to the employee benefit plans maintained by Parent or Surviving Corporation or their respective Subsidiaries (“Parent Plans” or “Parent Policy”), the Company shall terminate all Company Employee Plans which are cash or deferred arrangements under Section 401(k) of the Code. In addition, except as otherwise specifically provided in this Agreement and except for any Company Employee Plans providing group medical, dental or vision benefits and any Company Employee Plans covered by Section 125 of the Code (including any attendant health or dependent care flexible spending account arrangements), the Company shall terminate all Company Employee Plans as of the Effective Time. With respect to any Company Employee Plans providing group medical, dental or vision benefits and any Company Employee Plans covered by Section 125 of the Code (including any attendant health or dependent care flexible spending account arrangements), such plans shall continue to be maintained upon and after Effective Time (“Continuing Plans”) in accordance with the terms and conditions of the Continuing Plans until the end of the applicable Continuing Plan year in which the Effective Time occurs at which time the Surviving Corporation shall terminate such Continuing Plans and Parent shall allow for the participation of former Continuing Plan participants in comparable Parent Plans under the terms and conditions of such comparable Parent Plans to the extent such participants remain employed by Parent, the Surviving Corporation or their respective Subsidiaries and who are otherwise eligible for participation in such comparable Parent Plans. Following the Effective Time, Parent will give each Continuing Employee full credit for prior service with the Company or its Subsidiaries for purposes of (a) eligibility, vesting and retirement status (but not benefit accruals) under any comparable Parent Plans and (b) determination of benefit levels under any comparable Parent Plan or Parent Policy relating to vacation or severance. Parent shall make Continuing Employees eligible for participation in a 401(k) Plan maintained by Parent or the Surviving Corporation immediately upon the Effective Time, which shall be comparable to the 401(k) Plan maintained by Parent, and allow Continuing Employees to roll over their applicable Company 401(k) Plan accounts at the discretion of Continuing Employees to such 401(k) Plan maintained by Parent or Surviving Corporation provided such rollovers do not adversely affect the tax-qualified status of such 401(k) plan. In addition, Parent shall waive, or cause to be waived, any pre-existing condition limitations to the same extent such limitations are waived under any comparable Parent Plan except to the extent a similar limitation or pre-existing condition limitation existed under the comparable Company Employee Plan. Parent shall give Continuing Employees credit towards any lifetime deductibles or limitations on out of pocket expenses to the extent a Continuing Employee incurred the same with respect to a Company Employee Plan and such deductibles or limitations are applicable under the comparable Parent Plan. Parent shall take all reasonable actions to effectuate the terms and conditions of this Section 5.6 including, without limitation, amending or causing to be amended the comparable Parent Plans.
     5.7 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, upon becoming aware of (i) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would reasonably be expected to result in any representation or warranty contained in this Agreement to be untrue or inaccurate such that the condition in Section 6.2(a) or 6.3(a) would not be satisfied and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the condition in Section 6.2(b) or 6.3(b) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.
     5.8 Public Announcements.
     Except as otherwise required by Law or the rules of the Nasdaq National Market, or as provided elsewhere herein, prior to the Closing or the earlier termination of this Agreement pursuant to Section 7, (a) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent and (b) Parent and the Company shall each use its reasonable best efforts to consult with the other before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.
     5.9 Accountant’s Letters.
          (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent a “comfort” letter of Ernst & Young dated within two (2) Business Days before the date on which the Registration Statement shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent.
          (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company a “comfort” letter of KPMG, dated a date within two (2) Business Days before the date on which the Registration Statement shall become effective and addressed to the Company and Parent, in form and substance satisfactory to the Company.
     5.10 Directors and Officers Insurance/Indemnification.
          (a) The Parent shall, or shall cause the Surviving Corporation to, purchase a six (6) year extended reporting period endorsement (“reporting tail coverage”) with respect to the Company’s directors and officers liability insurance currently in effect, and maintain such endorsement in full force and effect for its full term, provided that Parent shall not be required to pay more than 275% of the aggregate premium paid by the Company and its Subsidiaries in the year ended December 31, 2004 for such reporting tail coverage, provided, further, should the cost of reporting tail coverage exceed such cap, Parent shall instead purchase the maximum reporting tail coverage available for 275% of the aggregate premium paid by the Company and its subsidiaries in the year ended December 31, 2004. Parent may also request that Company purchase the forgoing coverage on Parent’s behalf prior to the Effective Time and Company shall cooperate with Parent in doing so.
          (b) Parent and the Surviving Corporation shall, until the sixth (6th) anniversary of the Effective Time, jointly and severally, indemnify and hold harmless, with respect to claims or events existing or occurring at or prior to the Effective Time, each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or by reason of the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for officers and directors of Delaware corporations.
          (c) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain, and Parent shall cause the Certificate of Incorporation and Bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Certificate of Incorporation and Bylaws of the Company.
          (d) Parent shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 5.10 in connection with their enforcement of their rights provided in this Section 5.10.
          (e) The provisions of this Section are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by Law, charter, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.
     5.11 Stockholder Litigation.
     The Company shall promptly notify Parent of any stockholder litigation brought, or threatened in writing, against the Company and/or the members of the Board of Directors of the Company relating to the Merger or the transactions contemplated by this Agreement, and shall provide Parent with updates and such information as Parent shall reasonably request with respect to the status of the litigation and discussion between the parties thereto. The Company shall give Parent the opportunity to participate in the defense of and settlement discussions with respect to (but, in each case, not control) such litigation and the Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such litigation unless Parent shall have consented in writing to such payment or settlement, which consent shall not be unreasonably withheld, conditioned or delayed.
     5.12 Nasdaq Listing. Parent shall use reasonable best efforts to cause the shares of Parent Common Stock to be issued as part of the Merger Consideration to be approved for listing on the Nasdaq National Market, on or prior to the Effective Time.
     5.13 Cooperation of Compliance Efforts. Prior to the Effective Time, the Company shall cooperate with Parent and its agents in providing reasonable access to documents and personnel and will give due consideration to the obligations of the Parent after Closing, and its views with respect thereto, in respect of disclosure controls and procedures and internal controls over financial reporting, including controls required under SOX for the detection and remedy of significant deficiencies and material weaknesses in the design or operation of internal controls over fiscal reporting and fraud.
     5.14 Certain Parent Agreements. Without the prior written agreement of Company, which written agreement shall, in the case of clause (e) below, not be unreasonably withheld, delayed, or conditioned, Parent agrees not to, prior to Closing, (a) amend Parent’s Certificate of Incorporation in any way adverse to the interests of the stockholders of the Company (including the holders of Company Common Stock who are issued Parent Common Stock in the Merger), (b) amend Merger Sub’s Certificate of Incorporation or Bylaws; (c) engage in any repurchase at a premium, recapitalization, restructuring or reorganization with respect to any of Parent’s capital stock; (d) declare, set aside or pay any extraordinary dividend or other extraordinary distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of Parent’s capital stock other than pursuant to Parent’s Shareholder Rights Plan, adopted September 27, 2000, any amendment thereto, or the adoption of a replacement shareholder rights plan (other than such a replacement plan that would treat the holders of Company Common Stock, as a class, differently than the holders of Parent Common Stock); or (e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) a significant portion of the capital stock or other equity interests in, or assets of, any corporation, limited liability company, partnership, joint venture or other business organization or division thereof, or enter into any definitive agreement with respect thereto, unless such acquisition or the entering into of such definitive agreement (I) would not require any vote of Parent’s stockholders or require that any pro forma or other additional financial statements or information be added to the Registration Statement, and (II) would not reasonably be expected to (A) impose any material delay in the obtaining of, or increase in any material respect the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Merger, (B) increase in any material respect the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger or the other transactions contemplated hereby or (C) increase in any material respect the risk of not being able to remove any such order on appeal or otherwise.
     5.15 Affiliates. The Company shall use its reasonable best efforts to obtain an executed affiliate agreement substantially in the form attached hereto as Exhibit D, with such changes therein as are agreeable to Parent (each, a “Company Affiliate Agreement”), from each of the Persons identified in Section 5.15 of the Company Disclosure Schedule concurrently with the execution of this Agreement and thereafter from any other Person who is an officer or director of the Company or its subsidiaries and who the Company hereafter determines to be an Affiliate of the Company regarding compliance with Rule 145 under the Securities Act.
     5.16 Consultation.
     In addition to any other requirements set forth herein with respect to the following, the Company agrees, during the Interim Period, to consult with Parent prior to (i) hiring any unbudgeted employees or (ii) entering into any agreement, or amending or waiving the terms of any existing agreement, which grants to any Person supply, manufacturing, warehousing, production, marketing or distribution rights with respect to any of its products or technologies or entering into any material collaboration agreement, material license, co-marketing or copromotion agreement or any other such material agreement with respect to the Company’s Intellectual Property Rights.

6. CONDITIONS OF MERGER
     6.1 Conditions to Obligation of Each Party to Effect the Merger. The obligations of each Party to effect the Merger and consummate the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by the Party entitled to the benefit thereof, in whole or in part:
          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or the use of the Proxy Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC.
          (b) Stockholder Approval. This Agreement shall have been adopted by the Requisite Stockholder Approval.
          (c) Nasdaq Listing. The shares of Parent Common Stock issuable to the stockholders of the Company pursuant to this Agreement shall have been listed on the Nasdaq National Market.
          (d) HSR Act. All applicable waiting periods required under the HSR Act shall have expired or been terminated.
          (e) No Injunctions or Restraints; Illegality. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.
     6.2 Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Merger are also subject to the following conditions, any and all of which may be waived in writing by the Parent, in whole or in part:
          (a) Representations and Warranties. The representations and warranties of the

Company contained in Section 2 shall be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except for (x) representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct on and as of such particular date, subject to clause (z) below, (y) changes contemplated or permitted by this Agreement or consented to, in writing, by Parent and (z) failures to be true and correct as to matters that (without regard to any materiality or Company Material Adverse Effect qualifications contained therein), individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect; and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company.
          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company.
          (c) Appraisal Rights. Appraisal rights shall not have been exercised by the holders of more than twenty percent (20%) of the outstanding voting shares of the Company, provided that this condition shall be automatically waived by Parent (without requirement of any action by Parent) if Parent has not terminated the Merger Agreement pursuant to Section 7.1(i) within five Business Days after the Special Meeting at which a vote on this Agreement is taken.
          (d) Availability of Supply. There shall not exist as of the Closing Date any event or condition, which events or conditions may include manufacturer or supplier shut-downs (whether due to adverse weather, fire or other loss or the requirements of a Governmental Authority), the mutual breach of a manufacturer’s or supplier’s obligations under its agreement with the Company, and the actual breach of a manufacturing agreement or supply agreement by the Company, affecting the Company’s inventories of Macugen or its active pharmaceutical ingredient or its ability to manufacture additional amounts of Macugen or its active pharmaceutical ingredient that, singly or in the aggregate, would reasonably be expected to have a catastrophic effect on the Company’s ability to supply Macugen to distributors or other customers over the one-year period following the Closing Date (based on the demand for Macugen that is reasonably anticipated as of the date hereof).
     6.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions, any and all of which may be waived in writing by the Company, in whole or in part:
          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in Section 3 shall be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except for (x) representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct on and as of such particular date, subject to clause (z) below, (y) changes contemplated or permitted by this Agreement or consented to, in writing, by the Company and (z) failures to be true and correct as to matters that (without regard to any materiality or Parent Material Adverse Effect qualifications contained therein), individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect; and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer or Chief Financial Officer of Parent.
          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer or Chief Financial Officer of Parent.
7. TERMINATION, AMENDMENT AND WAIVER
     7.1 Termination. This Agreement may be terminated and the Merger and other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:
          (a) by mutual written consent of the Parties duly authorized by each of the Boards of Directors of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated on or before seven (7) months from the date hereof; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party whose failure to fulfill any material obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Merger to have been consummated on or before such date;
          (c) by either Parent or the Company, if a Governmental Authority of competent jurisdiction shall have issued an order or taken any other action, in each case, which has become final and non-appealable and which permanently restrains, enjoins or otherwise prohibits the Merger;
          (d) by either Parent or the Company, if, at the Special Meeting at which a vote on this Agreement is taken, the Requisite Stockholder Vote shall not have been obtained;
          (e) by Parent if (i) the Company’s Board of Directors shall have withdrawn or modified the Board Recommendation in a manner adverse to Parent, (ii) the Company’s Board of Directors has failed to reaffirm the Board Recommendation within eight (8) Business Days after Parent has requested in writing that it do so at any time when a Competing Proposal shall have been publicly proposed and not rejected by the Board of Directors of the Company, provided that such eight (8) Business Day period shall be extended for eight (8) Business Days following any material modification of such Competing Proposal occurring after the receipt of Parent’s written request, (iii) the Company’s Board of Directors shall have recommended to the Company stockholders that they approve or accept a Competing Proposal, (iv) the Company shall have materially breached any of its obligations under Section 4.2(b), (c) or (d), or Section 5.2 and such breach (if curable) has not been cured within fifteen (15) days after notice thereof to the Company by Parent, or (v) a tender or exchange offer for shares of Company Common Stock shall have been commenced (other than by Parent or an Affiliate of Parent), and within ten (10) Business Days after the commencement of such tender or exchange offer, the Company’s Board of Directors fails to recommend against acceptance of such tender or exchange offer;
          (f) by Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (i) there has been a breach of any of the representations and warranties of the Company herein, which breach would cause the condition set forth in

Section 6.2(a) not to be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement, which breach would cause the condition in Section 6.2(b) not to be satisfied, and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after notice thereof to the Company by Parent, provided such cure period shall not extend beyond the period set forth in Section 7.1(b);
          (g) by the Company, if it is not in material breach of its obligations under this Agreement, and if (i) there has been a breach of any of the representations and warranties of Parent or Merger Sub herein, which breach would cause the condition set forth in Section 6.3(a) not to be satisfied, or (ii) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement, which breach would cause the condition in Section 6.3(b) not to be satisfied, and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after notice thereof to Parent from the Company, provided such cure period shall not extend beyond the period set forth in Section 7.1(b);
          (h) by the Company, if the Company’s Board of Directors shall have approved or recommended a Competing Proposal; provided, however, that this Agreement may not be so terminated unless (i) the Company’s Board of Directors shall have complied in all material respects with the procedures set forth in Sections 4.2(c) and (d) and (ii) all of the payments required by Section 7.3 as a result of the operation of this paragraph (h) have been made in full to Parent; or
          (i) by Parent, but only within five Business Days after the Special Meeting at which a vote on this Agreement is taken, if appraisal rights have been exercised by the holders of more than 20% of the outstanding voting shares of the Company, provided that Parent’s right to terminate pursuant to this Section 7.1(i) shall automatically be waived by Parent (without requirement of any action by Parent) if not exercised within five Business Days after the Special Meeting at which a vote on this Agreement is taken.
     7.2 Effect of Termination. Except as provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than this Section 7.2 and Sections 5.3(b), 5.8, 7.3 and 8, each of which shall survive such termination) will forthwith become void, and there will be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any Party will cease, except that nothing herein will relieve any Party from liability for any willful breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.
     7.3 Fees and Expenses.
          (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than accountants’ and attorneys’ fees, incurred in relation to the printing, mailing and filing of the Proxy Statement (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and all filing fees payable in connection with filings made under the HSR Act and other Law.
          (b) In the event that Parent or the Company, as the case may be, terminates this Agreement pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(f) following the public announcement of a Competing Proposal (with, for purposes of this Section 7.3(b), all references to “20%” in the definition of “Competing Proposal” deemed to be references to “50%”), that has not been withdrawn or abandoned prior to the Special Meeting, in the case of a termination pursuant to Section 7.1(d), or prior to the date of the termination pursuant to Section 7.1(b) or 7.1(f), and within 12 months after the date of such termination the Company consummates any Competing Proposal and provided that at the time of such termination neither Parent nor Merger Sub is in material breach of this Agreement, then the Company shall pay to Parent, simultaneously with the consummation of any such Competing Proposal, (i) in the event of a termination pursuant to Section 7.1 (b) or Section 7.1(d), a fee in cash equal to Thirty-one Million Dollars ($31,000,000) (the “Termination Fee”), plus all Parent Stipulated Expenses (as defined below), or (ii) in the event of a termination pursuant to Section 7.1(f), the Termination Fee, which Termination Fee and Parent Stipulated Expenses, if applicable, shall be payable by wire transfer of immediately available funds to an account specified by Parent. As used in this Agreement, the term “Company Stipulated Expenses” or “Parent Stipulated Expenses” shall mean up to Three Million Five Hundred Thousand Dollars $3,500,000 of those fees and expenses actually and reasonably incurred or payable by the Company or Parent, as the case may be, in connection with this Agreement, the Merger and other transactions contemplated hereby, prior to termination, including fees and expenses of counsel, investment bankers, accountants, experts, consultants and other Company Representatives.
          (c) In the event that Parent terminates this Agreement pursuant to Section 7.1(e) (other than pursuant to clause (iv) thereof) or that the Company terminates this Agreement pursuant to Section 7.1(h), and provided that at the time of such termination neither Parent nor Merger Sub is in material breach of this Agreement, then the Company shall pay to Parent, simultaneously with such termination of this Agreement, the Termination Fee, plus all Parent Stipulated Expenses, which Termination Fee and Parent Stipulated Expenses shall be payable by wire transfer of immediately available funds to an account specified by Parent.
          (d) If this Agreement is terminated pursuant to Section 7.1(g), then Parent shall reimburse the Company for all Company Stipulated Expenses by wire transfer of immediately available funds to an account specified by the Company not later than two Business Days after the effective date of such termination.
          (e) If this Agreement is terminated pursuant to Section 7.1(f), then the Company shall reimburse Parent for all Parent Stipulated Expenses by wire transfer of immediately available funds to an account specified by Parent not later than two Business Days after the effective date of such termination.
          (f) If this Agreement is terminated by Parent pursuant to Section 7.1(i), then the Company shall reimburse Parent for 50% of all Parent Stipulated Expenses, such reimbursement not to exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), by wire transfer of immediately available funds to an account specified by Parent not later than two Business Days after the effective date of such termination
          (g) Payment of the fees and expenses described in this Section 7.3 shall constitute the sole and exclusive remedy of the parties in connection with any termination of this Agreement, other than as a result of any willful breach by any Party.

     7.4 Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would require stockholder approval unless such approval is obtained. This Agreement may not be amended except by an instrument in writing signed by all of the Parties.
     7.5 Waiver. At any time prior to the Closing, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may extend the time for the performance of any of the other’s obligations or other acts required hereunder, waive any inaccuracies in the other’s representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the other’s agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Party to be bound thereby.
8. GENERAL PROVISIONS
     8.1 Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Closing; provided, however, this Section 8.1 shall in no way limit any covenant or agreement of the Parties which by its terms contemplates performance after the Closing.
     8.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such telecopy, in each case addressed as follows:

(a)	If to Parent or Merger Sub:

OSI Pharmaceuticals, Inc.
58 South Service Road
Suite 110
Melville, New York 11747
Telecopier: (631) 293-2218
E-Mail: bwood@osip.com

Attention: Vice President and General Counsel

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Fax: (212) 983-3115
E-Mail: jpapernik@mintz.com
Attention: Joel I. Papernik, Esq.

(b)	If to the Company:

Eyetech Pharmaceuticals, Inc.
3 Times Square
12th Floor
New York, NY 10036
Telecopier: (212) 824-3101
E-Mail: david.guyer@eyetech.com
Attention: David R. Guyer, M.D.

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telecopier: (617) 526-5000
E-Mail: david.redlick@wilmerhale.com
Attention: David E. Redlick, Esq.
or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent, (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted by registered or certified mail, postage prepaid, return receipt requested.
     8.3 Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Section reference is expressly indicated, the entire Agreement rather than any specific Section or Section. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to a contract or agreement mean such contract or agreement as amended or otherwise modified from time to time. References in this Agreement to a law include any rules, regulations and delegated legislation issued thereunder.
     8.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
     8.5 Entire Agreement. This Agreement (including all exhibits and schedules hereto), and other documents and instruments delivered in connection herewith constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the Parties with respect to the subject matter hereof.
     8.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by operation of law or otherwise, except that Merger Sub may assign all or any of its rights hereunder to another wholly owned Subsidiary of Parent, provided that no such assignment shall relieve Parent or Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.
     8.7 Parties in Interest. Section 5.10(a) (with respect to which the Persons currently insured under the policies described in Section 5.10(a) shall be third party beneficiaries), and Section 5.10(b) through (e) (with respect to which the Indemnified Parties shall be third party beneficiaries), this Agreement is not intended, and shall not be deemed, to confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this

Agreement.
     8.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.
     8.9 Governing Law; Enforcement. This Agreement and the rights and duties of the Parties hereunder shall be governed by, and construed in accordance with, the law of the State of Delaware. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties: (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), in the event of any dispute related to or arising out of this Agreement or any transaction contemplated hereby; (b) agrees not to commence any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated hereby except in such courts; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby; and (e) consents to service of process by delivery pursuant to Section 8.2 hereof.
     8.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     8.11 Knowledge. For purposes of this Agreement, the term “knowledge of the Company”, and all variations thereof, means the actual knowledge of the individuals identified in Section 8.11 of the Company Disclosure Schedule. For the purposes of this Agreement, “knowledge of the Parent”, and all variations thereof, means the actual knowledge of the individuals identified in Section 8.11 of the Parent Disclosure Schedule.
     8.12 Reasonable Best Efforts. For the purposes of the Agreement, the term “reasonable best efforts” means best efforts to the extent commercially reasonable.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

OSI PHARMACEUTICALS, INC.

By:	/s/ Colin Goddard

Name: Colin Goddard, Ph.D.
Title: Chief Executive Officer

MERGER EP CORPORATION

By:	/s/ Michael G Atieh

Name: Michael G. Atieh
Title: President

EYETECH PHARMACEUTICALS, INC.

By:	/s/ David R. Guyer

Name: David R. Guyer, M.D.
Title: Chief Executive Officer

EXHIBIT A
VOTING AGREEMENT

VOTING AGREEMENT
     VOTING AGREEMENT, dated as of August ___, 2005 (this “Agreement”), by and between OSI Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and ___ (“Stockholder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Merger Agreement (as defined below).
     WHEREAS, concurrently herewith, Parent, Merger EP Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Eyetech Pharmaceuticals, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein), Merger Sub will merge with and into the Company (the “Merger”), and each issued and outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), will be converted into the right to receive the Merger Consideration;
     WHEREAS, as of the date hereof, Stockholder beneficially owns ___shares of Company Common Stock (the “Owned Shares” and, together with any shares of Company Common Stock of which Stockholder acquires beneficial ownership after the date hereof and prior to the termination hereof, whether upon exercise of options, warrants, conversion of other convertible securities or otherwise, collectively referred to herein as, the “Covered Shares”); and
     WHEREAS, Stockholder acknowledges that Parent is relying on the representations, warranties, covenants and other agreements of Stockholder set forth in this Agreement in order to induce Parent to enter into the Merger Agreement and proceed with the Merger.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and Stockholder hereby agree as follows:
     1. Agreement to Vote.
          (a) Prior to any termination of this Agreement, Stockholder hereby agrees that it shall, and shall cause any other holder of record of any Covered Shares to, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or

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postponed meeting), however called, (i) when a meeting is held, appear at such meeting, submit a proxy to vote the Covered Shares at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, (ii) vote (or caused to be voted) in person or by proxy all Covered Shares in favor of the adoption of the Merger Agreement and any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to Stockholder, and (iii) vote (or cause to be voted) all Covered Shares against any Competing Proposal.
          (b) STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE CHIEF FINANCIAL OFFICER OF PARENT AND THE SECRETARY OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER’S IRREVOCABLE PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN CLAUSE (a) OF THIS SECTION 1, PROVIDED, HOWEVER, THAT THE PROXY GRANTED PURSUANT TO THIS CLAUSE (b) SHALL IMMEDIATELY TERMINATE AND HAVE NO FURTHER FORCE AND EFFECT UPON THE TERMINATION OF THIS AGREEMENT. STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE DURING THE TERM OF THIS AGREEMENT AND COUPLED WITH AN INTEREST. STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY STOCKHOLDER WITH RESPECT TO THE COVERED SHARES TO THE EXTENT INCONSISTENT WITH THE TERMS OF THIS AGREEMENT.
          (c) Except as set forth in clause (a) of this Section 1, Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent or any of its officers or designees the right to vote any Covered Shares in connection with the election of directors.

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     2. No Inconsistent Agreements. Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Covered Shares, in either case, which is inconsistent with its obligations pursuant to this Agreement.
     3. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, and (c) written notice of termination of this Agreement by Parent to Stockholder, such earliest date being referred to herein as the “Termination Date”.
     4. Representations and Warranties.
          (a) Representations and Warranties of Parent. Parent hereby represents and warrants to Stockholder as follows:
               (i) Valid Existence. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted.
               (ii) Authority Relative to This Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Parent and, assuming due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.
               (iii) No Conflicts. Except for the applicable requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby.

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          (b) Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:
               (i) Ownership of Securities. As of the date of this Agreement, (A) Stockholder beneficially owns the Owned Shares, (B) Stockholder is the sole record holder (or, in the case of shares held in street name, beneficial owner) of ___Shares of Common Stock (all of which shares are included in the Owned Shares), free and clear of Liens (other than Liens for Taxes not yet due or payable, Liens created by this Agreement or in connection with the arrangements set forth on Schedule I attached to this Agreement), (C) Stockholder has sole voting power and sole power of disposition with respect to all Owned Shares, with no restrictions (other than those created by this Agreement or in connection with the arrangements set forth on Schedule I attached to this Agreement), subject to applicable federal securities laws on their rights of disposition pertaining thereto, and (D) Stockholder beneficially owns ___shares of Common Stock issuable upon the exercise of currently exercisable stock options (collectively, the “Stock Options”). Other than as created by this Agreement, Stockholder has not appointed or granted any proxy which is still in effect with respect to the Owned Shares. As used in this Agreement, the terms “beneficial owner”, “beneficial ownership”, “beneficially owns” or “owns beneficially”, with respect to any securities, refer to the beneficial ownership of such securities as determined under Rule 13d-3(a) of the Exchange Act.
               (ii) Existence, Power; Binding Agreement. If Stockholder is an entity, Stockholder is duly organized, formed or created, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all necessary corporate or other entity action on behalf of Stockholder has been taken to authorize this Agreement to be entered into on behalf of and to be performed by Stockholder. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Bankruptcy and Equitable Exceptions. If Stockholder is married, and any of the Covered Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has

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been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equitable Exceptions.
               (iii) No Conflicts. Except for the applicable requirements of the Exchange Act, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Stockholder for the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (1) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Covered Shares pursuant to, any contract to which Stockholder is a party or by which Stockholder or any property or asset of Stockholder is bound or affected or (2) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of its properties or assets, except in the case of (2) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Stockholder to perform its obligations hereunder.
     5. Certain Covenants. Stockholder hereby covenants and agrees as follows:
          (a) No Solicitation. Stockholder agrees that (i) he or it is a “Representative” of the Company for purposes of Section 4.2 of the Merger Agreement, (ii) in such capacity, he or it is subject to the restrictions of Section 4.2 of the Merger Agreement and (iii) that any breach by Stockholder of the terms of Section 4.2 of the Merger Agreement shall be a breach by Stockholder of this Agreement.
          (b) Restriction on Transfer, Proxies and Non-Interference. Except in connection with the arrangements set forth on Schedule I attached to this Agreement, Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge,

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encumbrance, assignment or other disposition of, any of the Owned Shares or Stock Options (other than the exercise of Stock Options), (ii) grant any proxies or powers of attorney, deposit any Owned Shares into a voting trust or enter into a voting agreement with respect to any Owned Shares or (iii) knowingly take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement. Notwithstanding the restrictions and prohibitions on the trading of Owned Shares or Stock Options set forth in this Section 5(b) and elsewhere in this Agreement, Stockholder shall be permitted to effect transactions with respect to Owned Shares and Stock Options pursuant to, and permitted under, approved trading plans established under Rule 10b5-1 promulgated under the Exchange Act (“Trading Plans”), provided that such Trading Plans shall be in place on or prior to the date of this Agreement.
          (c) Additional Shares. Stockholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of which Stockholder acquires beneficial ownership after the date hereof (including upon the exercise of Stock Options).
     6. Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.
     7. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a holder of Covered Shares, (b) if Stockholder is a director or officer of the Company, nothing herein shall be construed to limit or affect any action or inaction by Stockholder acting in such person’s capacity as an officer or director of the Company and in compliance with Section 4.2 of the Merger Agreement, (c) Stockholder may provide information and engage in discussions with a Third Party, as and to the extent that the Company is permitted to do so, if, after the Company shall have received a Competing Proposal from such Third Party, the Company’s Board of Directors has complied with the provisions of Section 4.2 of the Merger Agreement, and (d) Stockholder shall have no liability to Parent or any of its affiliates under this

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Agreement or otherwise as a result of any action or inaction by Stockholder in such person’s capacity as a director of the Company and in compliance with Section 4.2 of the Merger Agreement.
     8. No Control. Nothing contained in this Agreement shall give Parent the right to control or direct the Company or the Company’s operations.
     9. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
     10. Non-survival of Representations and Warranties. The respective representations and warranties of Stockholder and Parent contained herein shall not survive the Termination Date.
     11. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such telecopy, in each case addressed as follows:
if to Parent:
OSI PHARMACEUTICALS, INC.
[______________________]
Telecopier: [                    ]
E-Mail: [                    ]
Attention: Vice President and General Counsel
With a copy to:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Fax: (212) 983-3115
E-Mail: [                    ]
Attention: [                    ]
with a copy to:

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if to Stockholder:
[INSERT]
with a copy to:
[INSERT]
or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent, (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted by registered or certified mail, postage prepaid, return receipt requested.
     12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     13. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

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     14. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.
     15. Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each of the parties: (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), in the event of any dispute related to or arising out of this Agreement or any transaction contemplated hereby; (b) agrees not to commence any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated hereby except in such courts; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby; and (e) consents to service of process by delivery pursuant to Section 11 hereof.
     16. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
     17. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, Parent and Stockholder have caused to be executed or executed this Voting Agreement as of the date first written above.

OSI PHARMACEUTICALS, INC.

By:

Name:
Title:

STOCKHOLDER

By:

Name:
Title: (if applicable)

By:

Name:
(Stockholder’s spouse, if applicable)

SCHEDULE I
TO THE VOTING AGREEMENT

EXHIBIT B
CERTIFICATE OF INCORPORATION OF
SURVIVING CORPORATION

RESTATED CERTIFICATE OF INCORPORATION
OF
[(OSI) EYETECH, INC.]
ARTICLE I
NAME
     The name of the corporation is [(OSI) Eyetech, Inc.] (hereinafter the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT
     The registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware is the Corporation Service Company.
ARTICLE III
CORPORATE PURPOSE AND POWERS
     The nature of the business of the Corporation, or the objects or purposes to be transacted, promoted or carried on by the Corporation are any and all lawful acts or activities for which corporations may be organized under the DGCL.
ARTICLE IV
CAPITAL STOCK
     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,000 shares of common stock, par value $0.01 per share (the “Common Stock”).
ARTICLE V
PERPETUAL EXISTENCE
     The Corporation shall have perpetual existence.
ARTICLE VI
MANAGEMENT
     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition and not in limitation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, conferred by the State of Delaware, it is further provided that:

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     A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors (the “Board of Directors”). The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Corporation’s By-Laws (the “By-laws”). The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.
     B. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
     C. After the original or other By-Laws have been adopted, amended or repealed, as the case may be, in accordance with the provisions of Section 109 of the DGCL, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws may be exercised by the Board of Directors.
     D. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws may provide or as may be designated from time to time by the Board of Directors.
ARTICLE VII
INDEMNIFICATION
     The Corporation shall provide indemnification as follows:
     1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the

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Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware

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shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware shall deem proper.
     3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article VII, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
     4. Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the

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Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article VII. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article VII for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.
     5. Advance of Expenses. Subject to the provisions of Section 6 of this Article VII, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article VII of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article VII, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VII; and further provided that no such advancement of expenses shall be made under this Article VII if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee

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had reasonable cause to believe his conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.
     6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article VII, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of Indemnitee, unless the Corporation determines within such 30-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article VII, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.
     7. Remedies. The right to indemnification or advancement of expenses as granted by this Article VII shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article VII that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

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     8. Limitations. Notwithstanding anything to the contrary in this Article VII, except as set forth in Section 7 of this Article VII, the Corporation shall not indemnify an Indemnitee pursuant to this Article VII in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article VII, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement; provided, however, that nothing contained in this Section 8 shall be construed to require any Indemnitee to seek reimbursement under any insurance policy.
     9. Subsequent Amendment. No amendment, termination or repeal of this Article VII or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.
     10. Other Rights. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article VII shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article VII. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other

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persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VII.
     11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article VII to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.
     12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.
     13. Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.
     14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

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ARTICLE VIII
RIGHT TO AMEND CERTIFICATE OF INCORPORATION
     From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article VIII.

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EXHIBIT C
EXCHANGE PROCEDURES
     (a) Exchange Agent. Prior to the Closing, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as Exchange Agent in the Merger.
     (b) Parent to Provide Merger Consideration. Prior to the filing of the Certificate of Merger, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, for exchange through the procedures set forth herein, sufficient cash and shares of Parent Common Stock to be exchanged pursuant to Section 1.7 of the Agreement plus cash for fractional shares.
     (c) Exchange Procedures. As promptly as reasonably practicable, after the Effective Time, Parent shall cause to be mailed to each holder of record of a Company Certificate, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and shall be in customary form) and instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required pursuant to such instructions, the holder of such Company Certificate shall be entitled to receive promptly in exchange therefor (A) a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive as part of the Merger Consideration and (B) a check for the cash that such holder is entitled to receive, including any cash consideration, cash in lieu of fractional shares, any dividends or other distributions to which such holder is entitled pursuant to Section 1.7, and the Company Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Company Certificate shall be deemed from and after the Closing, for all corporate purposes, to evidence the right to receive upon such surrender the Merger Consideration. Any portion of the shares of Parent Common Stock and cash deposited with the Exchange Agent pursuant to Section (b) above, which remains undistributed to the holders of the shares of Company Common Stock for 12 months after the Closing shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore

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complied with this Exhibit C shall thereafter be entitled to receive from Parent payment of the Merger Consideration and any cash in lieu of fractional shares, dividends or distributions with respect to Parent Common Stock to which such holders may be then entitled.
     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Closing with respect to Parent Common Stock with a record date after the Closing will be paid to the holder of any unsurrendered shares of Company Common Stock with respect to the shares of Parent Common Stock represented thereby, and no cash in lieu of fractional shares of Parent Common Stock shall be paid to any such holder, until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to Law, following surrender of any such Company Certificate, there shall be paid to the holder of record of such Company Certificate representing the whole number of shares of Parent Common Stock to be issued in exchange therefor, without interest, at the time of such surrender, the applicable cash consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or other distributions with a record date after the Closing theretofore paid with respect to such whole number of shares of Parent Common Stock.
     (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock or check is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, accompanied by all documents reasonably required to evidence and effect such transfer, and that the stockholder requesting such exchange shall have paid to Parent, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is otherwise not payable.
     (f) Withholding of Tax. Parent, Surviving Corporation or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent (or any Affiliate, including the Surviving Corporation) or the Exchange Agent are required to deduct

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and withhold with respect to the making of such payment under the Code or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Parent, Surviving Corporation or the Exchange Agent, such withheld amounts (i) shall be remitted by Parent, the Surviving Corporation or the Exchange Agent, as the case may be, to the applicable Governmental Authority and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of whom such deduction and withholding were made by Parent.
     (g) Lost Certificates. If any Company Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, and an indemnification against loss in customary form, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

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EXHIBIT D
FORM OF AFFILIATE AGREEMENT

[FORM OF AFFILIATE LETTER FOR AFFILIATES OF
EYETECH PHARMACEUTICALS, INC.]
August ___, 2005
OSI Pharmaceuticals, Inc.
[ADDRESS]
Ladies and Gentlemen:
     The undersigned, a holder of shares of common stock, par value $0.01 per share (“Company Common Stock”), of Eyetech Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is entitled to receive, in connection with the merger (the “Merger”) of the Company with and into Merger Sub, Inc., a wholly-owned subsidiary of OSI Pharmaceuticals, Inc., a Delaware corporation (“Parent”), shares of common stock, par value $0.01 per share of Parent (“Parent Common Stock”, which definition, for purposes hereof, shall also include any shares of Parent Common Stock otherwise acquired or beneficially owned by the undersigned prior to the Merger). The undersigned has been advised that, as of the date hereof, he or it may be deemed an “affiliate” of the Company within the meaning of Rule 145 (“Rule 145”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Securities and Exchange Commission (the “SEC”), although nothing contained herein should be construed as an admission of such fact, nor as a waiver of any right the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.
     If, in fact, the undersigned were such an affiliate under the Securities Act, the undersigned’s ability to sell, assign or transfer the shares of Parent Common Stock received by the undersigned in the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and, to the extent the undersigned felt or feels necessary, the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent is under no obligation to register Parent Common Stock for sale, transfer or other disposition by the undersigned or take any action (other than as provided in the penultimate

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paragraph of this letter) to make compliance with an exemption from registration available to the undersigned.
     The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign, transfer or otherwise dispose of any of the Parent Common Stock received by the undersigned in the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to Parent, or as described in a “no-action” or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.
     In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent or Parent’s transfer agent with evidence of compliance with such Rule, in the form of a customary letter and, to the extent required by the preceding paragraph, the opinion of counsel or no-action letter referred to in such paragraph. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate, on a timely basis, the transfer of the Parent Common Stock sold as indicated in such letter. Notwithstanding the foregoing, Parent shall revoke the stop transfer instructions with respect to any shares of Parent Common Stock held by the undersigned or a transferee of the undersigned as to which the legend referred to below has been removed.
     The undersigned acknowledges and agrees that there will be placed on the certificates for Parent Common Stock issued to the undersigned in connection with Merger, or, except as otherwise provided herein, any substitutions therefor, a legend stating in substance:
“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), APPLIES, AND MAY NOT BE OFFERED, SOLD, EXCHANGED, PLEDGED,

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TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE ACT, AND OTHER CONDITIONS SPECIFIED IN THE COMPANY AFFILIATE AGREEMENT BETWEEN EYETECH PHRAMACEUTUCALS, INC. AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE OFFICES OF EYETECH PHRAMACEUTUCALS, INC. OR WHICH WILL BE FURNISHED BY EYETECH PHRAMACEUTUCALS, INC. WITHOUT CHARGE, TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST.”
     It is understood and agreed that certificates with the legend set forth in the preceding paragraph will be replaced by delivery of certificates without such legend, and Parent will cause its transfer agent to promptly issue such a certificate without such legend, and the sale restrictions described in this letter agreement will cease to apply, if:
(i) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned;
(ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned;
(iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a “no action” letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned; or
(iv) any registration statement registering the resale of Parent Common Stock issued to the undersigned is declared effective by the SEC or automatically becomes effective.
     For so long as and to the extent necessary to permit the undersigned to sell its shares of the Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent shall file, on a timely basis, all reports and data required to be filed with

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the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), referred to in paragraph (c)(1) of Rule 144 (or, if applicable, Parent shall make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), furnish to the undersigned upon request a written statement as to whether Parent has complied with such reporting requirements during the twelve months preceding any proposed sale under Rule 144 and Rule 145 and otherwise take all such actions as reasonably available to permit such sales pursuant to Rule 145 and Rule 144. Parent has filed, on a timely basis, all reports required to be filed with the SEC under Section 13 of the Exchange Act during the preceding twelve months.
     The undersigned acknowledges that the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of shares of Company Common Stock and Parent Common Stock.
Very truly yours,
[NAME]
Date:
Agreed and Accepted:
OSI PHARMACEUTICALS, INC.
By:
Name:
Title:
Date:

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